UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCUGEN, INC.

(Name of Registrant as Specified In Its Charter)

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5 Great Valley Parkway, Suite 160

Malvern, PA 19355
2019 ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 18, 2019

November 8, 2019

Dear Stockholder:

We are pleased to invite you to attend Ocugen, Inc.’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 8:00 a.m., Eastern Time, on Wednesday, December 18, 2019, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, Berwyn, PA 19312.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2019 Annual Meeting of Stockholders (the “Notice”) and 2019 Annual Meeting Proxy Statement (the “Proxy Statement”). Other than the proposals described in the Proxy Statement, the Board of Directors (the “Board”), is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our Vice President, Investor Relations and Administration, Kelly Beck, at (484) 328-4698.

Sincerely,

/s/Shankar Musunuri
Shankar Musunuri, Ph.D., MBA

Chairman of the Board and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT NOVEMBER 8, 2019.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Ocugen, Inc.’s 2019 Annual Meeting of Stockholders. At the Annual Meeting, stockholders will vote:

•                                          to elect the two director nominees that are set forth in the attached Proxy Statement to serve as Class II directors, whose term will expire in 2022;

•                                          to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year; and

•                                          to approve the adoption of our 2019 Equity Incentive Plan.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	Wednesday, December 18, 2019

Time:	8:00 a.m., Eastern Time

Location:	The offices of Pepper Hamilton LLP, 400 Berwyn Park, Berwyn, PA 19312

Record Date:	Friday, October 25, 2019

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Kelly Beck

Kelly Beck

Corporate Secretary

November 8, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and the proxy card are being furnished to our stockholders on or about November 8, 2019. This proxy statement and our 2018 Annual Report on Form 10-K describing the former business of Histogenics Corporation are available to holders of our common stock at www.Proxyvote.com. If you would like to receive, without charge, a paper copy of our 2018 Annual Report, including the financial statements, please send your request to Vice

President, Investor Relations and Administration, Ocugen, Inc. 5 Great Valley Parkway, Suite 160, Malvern, PA 19355.

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SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2018 Annual Report in full.

General Meeting Information

Date:	December 18, 2019

Time:	8:00 a.m. Eastern time

Location:	The offices of Pepper Hamilton LLP, 400 Berwyn Park, Berwyn, PA 19312.

Record Date:	October 25, 2019

Voting Matters and Voting Recommendations

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2022 Uday B. Kompella, Ph.D. and Manish Potti	Page 41	✓ FOR Each Nominee
Item 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019	Page 41	✓ FOR
Item 3: Approval of the Adoption of our 2019 Equity Incentive Plan (the “2019 Plan”)	Page 42	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Uday B. Kompella, Ph.D. and Manish Potti as Class II directors, each to serve for a three-year term expiring at our 2022 Annual Meeting of Stockholders. The number of members of our Board is currently set at seven members and is divided into three classes, each of which has a three-year term. Classes II and III each consist of two directors, while Class I consists of three directors.

The term of office of our Class II directors expires at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). We are nominating Uday B. Kompella, Ph.D. and Manish Potti for election at the Annual Meeting to serve until the 2022 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Uday B. Kompella, Ph.D. and Manish Potti. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

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SUMMARY INFORMATION (CONTINUED)

				Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Uday B. Kompella, Ph.D.	52	2019	Founder and Director of Ocugen, Inc.	Yes			M	None
Manish Potti	33	2019	Director of Ocugen, Inc.	Yes	M	M		None

AC = Audit Committee	CC = Compensation Committee	C = Chair

NCGC = Nominating and Corporate Governance Committee		M = Member

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board (set by the Board)	7
Number of Independent Directors	6
Independent Chairman of the Board	No
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board Background, Experience and Skills	Yes

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement |

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Ocugen, Inc. in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, December 18, 2019, at 8:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, Berwyn, PA 19312.

THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE FIRST BEING FURNISHED TO OUR STOCKHOLDERS ON OR ABOUT NOVEMBER 8, 2019. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS BEING MAILED TO THE STOCKHOLDERS IS NOT PART OF THE PROXY STATEMENT.

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EXPLANATORY NOTE

Merger of Histogenics Corporation and Ocugen, Inc.

On September 27, 2019, Histogenics Corporation (“Histogenics”) completed a reverse merger of a wholly-owned subsidiary of Histogenics (“Merger Sub”) with privately held Ocugen, Inc. (“Former Ocugen”) with Former Ocugen surviving the Merger as our wholly-owned subsidiary in accordance with the terms of an Agreement and Plan of Merger and Reorganization dated April 5, 2019, as amended (the “Merger Agreement”), by and among Histogenics, Merger Sub and Former Ocugen. Prior to the reverse merger Former Ocugen operated as a separate, private entity. Upon completion of the merger, Former Ocugen changed its name to Ocugen OpCo (“OpCo”) and we changed our name to Ocugen, Inc. (“Ocugen”). On September 30, 2019 our common stock began trading on Nasdaq Capital Market (“Nasdaq”) under the new ticker symbol “OCGN.”

Immediately prior to the Merger, Histogenics completed a 1-for-60 reverse stock split (the “Stock Split”). All share and per share amounts in this proxy statement reflect the Stock Split unless otherwise noted. As a result of the Merger and, after giving effect to the Stock Split, each outstanding share of OpCo share capital (including shares of OpCo share capital to be issued upon exercise of outstanding share options) was exchanged for 0.4794 shares of the Histogenics’s common stock. We also assumed all outstanding and unexercised warrants and options to purchase shares of OpCo’s common stock, and in connection with the Merger they were converted into warrants and options, as applicable, to purchase shares of our common stock, with the number of shares subject to such warrant or option, and the exercise price, being appropriately adjusted to reflect the exchange rate of 0.4794 shares of our common stock for each share of OpCo common stock.

In the Merger, former OpCo security holders received approximately 86.24% of our fully diluted common stock and former Histogenics security holders were left with approximately 13.76% of our fully diluted common stock. In connection with the Merger, our board of directors (the “Board”) was replaced by new directors selected by OpCo, and all members of OpCo’s management team were installed as our new management team.

Unless otherwise indicated, all references in this proxy statement to “Ocugen,” “the Company,” “we,” “our” and “us” refer to Ocugen, Inc. as of and following the closing of the Merger and, where applicable, to the business of OpCo prior to the closing of the Merger, and all references to “Histogenics” refer to Histogenics Corporation and the business of Histogenics Corporation prior to the closing of the Merger.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosure required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (1) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second fiscal quarter; (2) the end of the fiscal year in which we have the total annual gross revenue of $1.07 billion or more during the fiscal year; (3) the date in which we issue more than $1.0 billion in non-convertible debt in a three-year period or (4) December 31, 2019, the end of the fiscal year following the fifth anniversary of the completion of our initial public offering.

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GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

This proxy statement and the proxy card are being furnished to our stockholders on or about November 8, 2019. This proxy statement and our 2018 Annual Report on Form 10-K describing the former business of Histogenics Corporation are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2018 Annual Report, including the financial statements, please send your request to Vice President, Investor Relations and Administration, Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355.

STOCKHOLDERS ENTITLED TO VOTE

All stockholders of record of our common stock at the close of business on October 25, 2019 (the “Record Date”), are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, 12,206,587 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•                  Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on December 17, 2019.

•                  Sign a new proxy card and submit it by mail, which must be received no later than December 17, 2019. Only your latest dated proxy card will be counted.

•                  Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting will not by itself revoke a previously granted proxy.

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GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

•                  Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on December 17, 2019. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2022	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019	Majority of the shares present, in person represented by proxy at the meeting, and entitled to vote	Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
Item 3: To approve the adoption of our 2019 Plan	Majority of the shares present, in person represented by proxy at the meeting, and entitled to vote	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will not be taken into account in determining the outcome of the proposal	No

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the voting power of our outstanding shares of

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GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

common stock entitled to vote generally in the election of directors. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS

Our Board has nominated Uday B. Kompella, Ph.D. and Manish Potti for election as Class II directors at our Annual Meeting to hold office until our 2022 Annual Meeting of Stockholders.

Our Board is our company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of our company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Uday B. Kompella, Ph.D. and Manish Potti, current Class II directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2022 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or upon their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board was previously fixed at four members, until September 27, 2019, when we increased the size of the Board to seven members. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

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General Criteria

•                                          Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•                                          Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•                                          Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•                                          Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all stockholders.

•                                          Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company and its stockholders and to fulfill the responsibilities of a director.

•                                          Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•                                          Nominees should have the potential to serve on the Board for at least five years.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS II DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2022

Uday B. Kompella, Ph.D.
Age: 52	Committee Memberships: Nominating and Corporate Governance Committee
Director Since: 2019	Other Public Directorships: None

Uday B. Kompella, Ph.D. has served as a member of our Board since September 2019. Dr. Kompella has served as Co-Founder and as a member of the board of directors of OpCo since September 2013, when he and Dr. Musunuri co-founded OpCo. Dr. Kompella has served as a Professor of Pharmaceutical Sciences, Ophthalmology, and Bioengineering at University of Colorado-Anschutz Medical Campus since March 2008.  He is a Fellow of the American Association of Pharmaceutical Scientists (AAPS) and the Association for Research in Vision and Ophthalmology (ARVO) and serves as the Editor-in-Chief for the journal Expert Opinion on Drug Delivery. Also, he is an editor for the journals, Pharmaceutical Research and the Journal of Ocular Pharmacology and Therapeutics. Dr. Kompella obtained his undergraduate degree from the Birla Institute of Technology and Science, a Master’s Degree

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in Pharmaceutical Engineering from Jadavpur University and a Ph.D. in Pharmaceutical Sciences from the University of Southern California.

Skills & Qualifications: Our Board believes Dr. Kompella’s deep experience with our business as a co-founder of OpCo and his academic experience in pharmaceutical sciences and ophthalmology provides him with the qualifications and skills to serve on our Board.

Manish Potti
Age: 33	Committee Memberships: Audit Committee; Compensation Committee
Director Since: 2019	Other Public Directorships: None

Manish Potti has served as a member of our Board since September 2019. Mr. Potti has served as a member of the board of directors of OpCo, our wholly-owned subsidiary, since November 2016 and has served as Co-Founder and President of Innogenix Pharma, a generic and specialty pharmaceutical company, since June 2016. He was previously Director of Business Development at Epic Pharma, a generic pharmaceutical company and contract manufacturing organization, from December 2014 to May 2016. Prior to his employment with Epic Pharma, Mr. Potti worked as an analyst at One William Street Capital from August 2010 to February 2014 and served as a consultant in the financial industry relating to fixed income portfolios from March 2014 to December 2014. Prior to his experience in pharmaceuticals, Mr. Potti spent several years in finance as an analyst and trader, working in investment banking and hedge funds. Mr. Potti holds a Bachelor’s of Science in Cellular and Molecular Biology from Johns Hopkins University, and a Master’s Degree in Financial Engineering from New York University.

Skills & Qualifications: Our Board believes Mr. Potti’s financial knowledge and significant investing experience, along with his previous experience in the pharmaceutical industry, provides him with the qualifications and skills to serve on our Board.

CONTINUING DIRECTORS

CLASS I DIRECTORS —TERMS EXPIRING AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Skills & Qualifications:

Shankar Musunuri, Ph.D., MBA
Age: 55	Committee Memberships: None
Director Since: 2019	Other Public Directorships: None

Shankar Musunuri, Ph.D., MBA has served as Chairman of the Board and as our Chief Executive Officer since September 2019. Dr. Musunuri has served as the Co-Founder and Executive Chairman of the Board of OpCo, our wholly-owned subsidiary, since September 2013 and has served as OpCo’s Chief Executive Officer since May 2015. Dr. Musunuri was a Founder, President, Chief Executive Officer, and a board member of Nuron Biotech, Inc. from April 2010 to May 2013. Previously, Dr. Musunuri spent nearly fifteen years at Pfizer Inc. where he had held various positions of increasing leadership and responsibility. Prior to Pfizer, Dr. Musunuri worked for Amylin Pharmaceuticals from 1993 to 1996. Dr. Musunuri obtained his Ph.D. in Pharmaceutical Sciences from the University of Connecticut

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and an MBA from Duke University’s Fuqua School of Business. He serves on the Advisory Board of Fuqua’s Center for Entrepreneurship and Innovation.

Skills & Qualifications: Our Board believes Dr. Musunuri’s perspective and history as our Co-Founder and Chief Executive Officer, as well as his executive, operational and commercial expertise, qualify him to serve on our Board.

Ramesh Kumar, Ph.D.
Age: 63	Committee Memberships: Audit Committee (Chair); Nominating and Corporate Governance Committee
Director Since: 2019	Other Public Directorships: None

Ramesh Kumar, Ph.D., has served as a member of our Board since September 2019. Dr. Kumar has served as a director of OpCo, our wholly-owned subsidiary, since June 2019. He co-founded Onconova Therapeutics, Inc. in 1998 and served as its Chief Executive Officer and a member of its board from 1998 to February 2019 and as its President from 1998 to June 2018. Dr. Kumar transitioned to an Advisory role with Onconova in January 2019. He has held positions in R&D and management at Princeton University, Bristol-Myers Squibb, DNX (later Nextran, a subsidiary of Baxter) and Kimeragen (later Valigen), where he served as President of the Genomics and Transgenics Division. Dr. Kumar obtained an undergraduate and Master’s degree in Microbiology from Panjab University and received his Ph.D. in Molecular Biology from the University of Illinois, Chicago and trained at the National Cancer Institute.

Skills & Qualifications: Our Board believes Dr. Kumar’s extensive senior executive and public company experience, and familiarity with the pharmaceutical industry qualify him to serve on our Board.

Junge Zhang, Ph.D.
Age: 52	Committee Memberships: Compensation Committee; Nominating and Corporate Governance Committee (Chair)
Director Since: 2019	Other Public Directorships: None

Junge (John) Zhang, Ph.D. has served as a member of our Board since September 2019. Dr. Zhang has served as a member of the board of directors of OpCo, our wholly-owned subsidiary, since May 2015. Dr. Zhang has served as the Founder, President, and CEO of Biopeptek Pharmaceuticals LLC, a custom peptide manufacturing company, since its founding in October 2010. Prior to founding Biopeptek, Dr. Zhang was with the Janssen Pharmaceutical division of Johnson & Johnson from October 2002 to April 2011. Before joining Johnson & Johnson, Dr. Zhang was a Senior Chemist at Eisai USA from December 1997 to October 2002. Dr. Zhang earned a Ph.D. in analytical chemistry from Drexel University, an M.S. in chemistry from University of Louisiana, and a B.S. in material science from Wuhan University of Technology in China.

Skills & Qualifications: Our Board believes Dr. Zhang’s extensive senior management experience in the pharmaceutical industry provides him with the qualifications and skills to serve on our Board.

CLASS III DIRECTORS —TERMS EXPIRING AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Frank N. Leo
Age: 63	Committee Memberships: Compensation Committee (Chair)

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Director Since: 2019	Other Public Directorships: None

Frank N. Leo has served as a member of our Board since September 2019. Mr. Leo has served as a member of the board of directors of OpCo, our wholly-owned subsidiary, since February 2017. Since January 2008, Mr. Leo has served as a consultant, specializing in the pharmaceutical industry and private equity with over 30 years of experience in healthcare and pharmaceuticals. From 1999 to 2004, Mr. Leo served as President and Group President of Sterile Technologies and Life Sciences at Cardinal Health Inc. Mr. Leo left Cardinal Health in 2004 but continued to serve as a retained advisor through 2005. Mr. Leo also served as Chief Executive Officer of Morton Grove Pharmaceuticals from 2006 to 2007. Mr. Leo has served as a Board Member of Rx Elite, Monogen, GeneraMedix, Iogenetics and Capsugel and currently serves as a Board Member of Leiters Compounding and Azurity Pharmaceuticals. Mr. Leo attended Loyola University Chicago.

Skills & Qualifications: Our Board believes Mr. Leo’s experience serving as an executive in the health care services industry, as well as his extensive knowledge of the pharmaceutical sector, provides him with the qualifications and skills to serve on our Board.

Suha Taspolatoglu, M.D.
Age: 58	Committee Memberships: Audit Committee
Director Since: 2019	Other Public Directorships: None

Suha Taspolatoglu, M.D. has served as a member of our Board since September 2019. Dr. Taspolatoglu has served as a member of the board of directors of OpCo, our wholly-owned subsidiary, since June 2017. Since 2013, Dr. Taspolatoglu has been working as the Chief Executive Officer of Abdi Ibrahim Ilac Sanayi ve Ticaret A.S, a pharmaceutical company. Dr. Taspolatoglu joined Abdi Ibrahim as the head of sales and marketing division in 2001 and became managing director of sales and marketing division in 2007. From 2009 to 2013, Dr. Taspolatoglu worked as the General Manager of Roche Turkey. Dr. Taspolatoglu is a graduate of Ankara University Faculty of Medicine and served from 1986 to 1989 as a physician in the Ministry of Health..

Skills & Qualifications: Our Board believes Dr. Taspolatoglu’s background in marketing and sales in the pharmaceutical sector provides him with the qualifications and skills to serve on our Board.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (CONTINUED)

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Sixth Amended and Restated Certificate of Incorporation (the “Charter”), our Bylaws, our Code of Business Conduct and Ethics (the “Code of Conduct”), our Corporate Governance Guidelines and the charters of the committees of the Board (the “Committees”). Aspects of our governance documents are summarized below. You can find the charter for each Committee of the Board and our Code of Conduct on our website www.Ocugen.com under “Investors.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Dr. Musunuri, are “independent” directors, as defined under the rules of Nasdaq. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

The Histogenics Board of Directors determined that in the fiscal year ended December 31, 2018, the following directors were “independent” directors, as defined under the rules of Nasdaq: David Gill; John H. Johnson; Garheng Kong, M.D., Ph.D.; Kevin Rakin; Susan Washer; Michael Lewis and Josh Baltzell. Adam Gridley, Histogenics’ former Chief Executive Officer, served on the Histogenics Board of Directors and was deemed not “independent” by virtue of being an employee of Histogenics.

BOARD LEADERSHIP STRUCTURE

The Board should remain free to configure the leadership of the Board and the Company in the way that best serves the Company’s interests at the time and, accordingly, has no fixed policy with respect to combining or separating the offices of the Chairman of the Board and the Chief Executive Officer. Dr. Shankar Musunuri, our Chief Executive Officer, currently serves as the Chairman of the Board. Combining the roles of chief executive officer and chairman of the Board fosters accountability, effective decision-making and alignment between interests of the Board and management.

In the event that the Chairman is not independent, the Board may, but is not required to, appoint a Lead Independent Director, who shall be selected by a majority of the independent directors and who shall preside over executive sessions of the Board. As of the date of this Proxy Statement, the Board has not appointed a Lead Independent Director. The Nominating and Corporate Governance Committee shall periodically assess the Board’s leadership structure and whether the Board’s leadership structure is appropriate given the specific characteristics or circumstances of the Company.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as that term is defined by the Securities and Exchange Commission (the “SEC”) and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (CONTINUED)

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•                                          The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•                                          The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies, plans and arrangements increase or decrease risk for the Company.

•                                          The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD AND COMMITTEE EFFECTIVENESS

The Nominating and Corporate Governance Committee is responsible for overseeing periodic self-evaluations of the Board to determine whether it and its Committees are functioning effectively. Each Committee also conducts periodic self-evaluations of their own performance and reports their conclusions to the Board.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director responsibilities, director qualification standards, director access to management and independent advisors, director compensation, director orientation and continuing education, the periodic evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed periodically by the Nominating and Corporate Governance Committee to assess the adequacy of the corporate governance guidelines and recommend any proposed changes to the Board. The corporate governance guidelines are amended by our Board when appropriate.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (CONTINUED)

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the Histogenics directors attended the 2018 Histogenics Annual Meeting.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director(1)	Independence	Board	AC	CC	NCGC
Shankar Musunuri, Ph.D., MBA	No	C
Uday Kompella, Ph.D.	Yes	M			M
Ramesh Kumar, Ph.D.	Yes	M	C		M
Frank Leo	Yes	M		C
Manish Potti	Yes	M	M	M
Suha Taspolatoglu, M.D.	Yes	M	M
Junge Zhang, Ph.D.	Yes	M		M	C
2018 Meetings	N/A	9	6	7	3

AC = Audit Committee	CC = Compensation Committee	C = Chair

NCGC = Nominating and Corporate Governance Committee		M = Member

During 2018, each director then serving on our Board attended at least 75% of the meetings of the Board and meetings of each Committee of the Board on which he or she served, except Kevin Rakin, who attended 67% of the meetings of the Board (but attended 75% or more of the meetings of the Committee on which he served). Each of our current directors was appointed to the Board in September 2019 and therefore did not attend any meetings in 2018.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and accounting and financial reporting processes, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•                                          having sole discretion and direct responsibility for appointing, evaluating, retaining, compensating, overseeing, evaluating, and, when necessary, terminating our engagement with our independent registered public accounting firm;

•                                          discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures and preapproving all audit services;

•                                          establishing and overseeing compliance with our procedures governing treatment of complaints concerning our accounting, internal accounting controls, or auditing matters, and submissions of confidential, anonymous, employee concerns regarding accounting or auditing matters;

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•                                          reviewing our Code of Conduct and our compliance with applicable legal requirements, as well as any litigation or material government investigations, and making corresponding reports to the Board;

•                                          overseeing our risk assessment and risk management processes and the guidelines and procedures to implement such processes;

•                                          reviewing and ratifying all related person transactions, based on the standards set forth in our Related Person Transaction Policy; and

•                                          preparing the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Potti, Dr. Taspolatoglu and Dr. Kumar (Chair). All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Each of Mr. Potti and Drs. Kumar and Taspolatoglu also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•                                          reviewing and recommending to the Board the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements that we execute with the CEO, as well as reviewing and approving the terms of any such letters, arrangements, or agreements that we execute with any executive officer;

•                                          overseeing the evaluation of our executive officers and preparing assessments of their performance, to be discussed periodically with the Board; annually reviewing and making recommendations to the Board for approval of our CEO’s and other executive officers’ compensation level (including salary, bonus, incentive compensation, severance arrangements, change-in-control benefits and other forms of executive officer compensation);

•                                          reviewing and making recommendations to the Board regarding director compensation, including all forms of paid cash compensation and all forms of equity compensation granted to members of the Board;

•                                          reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, as well as approving employee benefit plans pursuant to which options or stock may be acquired by officers, directors, employees or consultants;

•                                          administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time; and

•                                          determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (CONTINUED)

Our Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, legal counsel or other advisors, after taking into consideration applicable factors affecting independence that are specified under Nasdaq and SEC regulations. Our Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any retained compensation consultant, legal counsel and other advisor, and is empowered, without further action by the Board, to both determine and cause us to pay such compensation to any retained compensation consultant, legal counsel and other advisor retained by the Compensation Committee. Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

The Compensation Committee has retained Radford, an independent compensation consulting firm, since January 2015. In February 2018, Radford presented a summary executive compensation report to the Compensation Committee. Radford previously provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee.

The members of our Compensation Committee are Dr. Zhang, Mr. Potti and Mr. Leo (Chair). The Board has determined that all Compensation Committee members are independent under the listing standards of Nasdaq, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:

•                                          periodically reviewing and adopting procedures regarding director candidates proposed by stockholders;

•                                          retaining and terminating any search firm used to identify director nominees, approving the search firm’s fees and other retention terms, and authorizing our payment of compensation to any such search firm without further action by the Board;

•                                          identifying, recommending and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;

•                                          developing and recommending to the Board corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to such guidelines;

•                                          recommending to the Board (i) directors to be appointed to or to fill vacancies on each of our Committees; and (ii) director independence determinations for the Board as a whole and each of our Committees;

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•                                          periodically assessing the appropriate size, composition and leadership structure of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;

•                                          overseeing periodic self-evaluations of the Board to determine whether it and its committees are functioning effectively, as well as determining the nature of the evaluation, supervising the conduct of the evaluation; and preparing an assessment of the Board’s performance to be discussed with the Board;

•                                          reviewing the adequacy of the Charter and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and

•                                          reviewing plans for the development, retention and succession of our executive officers.

The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.” Although the Nominating and Corporate Governance Committee has not established a formal policy regarding the consideration of diversity in identifying director nominees, the criteria for individuals qualified to become Board members as set forth in our Corporate Governance Guidelines includes diversity as a factor for consideration. The Nominating and Corporate Governance Committee considers candidates proposed by our stockholders and reviews and evaluates information available to it regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.

The members of our Nominating and Corporate Governance Committee are Dr. Kumar, Dr. Kompella and Dr. Zhang (Chair). The Board has determined that all Nominating and Corporate Governance Committee members are independent under the listing standards of Nasdaq.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 in any twelve-month period or (ii) 1% of the average of our assets at the end of the last two fiscal years and in which any related person had, has or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all available relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction.

Histogenics had adopted a related party transaction policy (the “Histogenics Related Party Transaction Policy”) under which its directors, executive officers and any person who was known to be the beneficial owner of more than 5% of

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (CONTINUED)

any class of Histogenics voting securities, including their immediate family members and affiliates, were not permitted to enter into a related party transaction with Histogenics without the prior consent of Histogenics’ Audit Committee or another independent committee of the Histogenics Board where it was inappropriate for its Audit Committee to review such transaction due to a conflict of interest. Any request for Histogenics to enter into a transaction with an executive officer, director or any of such persons’ immediate family members or affiliates, in which the amount involved exceeded $120,000 must have first been presented to Histogenics’ Audit Committee for review, consideration and approval. All of Histogenics’ directors and executive officers were required to report to its Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, Histogenics’ Audit Committee was to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including costs and benefits to Histogenics, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Histogenics’ Audit Committee was to approve only those agreements that, in light of known circumstances, were not inconsistent with Histogenics’ best interests, as Histogenics’ Audit Committee determined in the good faith exercise of its discretion. All of the transactions described as Histogenics transactions under “Certain Relationships and Related Party Transactions” in this Proxy Statement were either approved or ratified in compliance with the Histogenics related party transaction policy.

Stockholder Communication

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate.

How to Communicate with our Directors	By mail: The Corporate Secretery, Ocugen, Inc. 5 Great Valley Parkway, Suite 160 Malvern, PA 19355

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DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

INTRODUCTORY NOTE REGARDING PRESENTATION OF INFORMATION

On September 27, 2019, Histogenics completed the Merger of Merger Sub with OpCo. At the effective time of the Merger, each Histogenics director resigned and each of the OpCo directors was appointed to our Board. Accordingly, we have provided compensation disclosure with respect to all directors of Histogenics that served during 2018 and for those directors of OpCo that were appointed to our Board in connection with the Merger.

COMPENSATION PROGRAM

We do not currently have a formal director compensation policy in place. In connection with the Merger, the Histogenics’ director compensation program was suspended. The Compensation Committee and our Board intend to re-evaluate the Company’s director compensation policies.

SUMMARY HISTOGENICS 2018 DIRECTOR COMPENSATION

The following table provides summary information regarding 2018 compensation to Histogenics’ non-employee directors. Each of the directors listed below resigned from our Board in connection with the Merger, except for Dr. Kong and Mr. Johnson, who resigned from the Histogenics board of directors on February 22, 2019 and February 27, 2019, respectively.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	Total ($)
Garheng Kong, M.D., Ph.D.	70,000	54,677	-	124,677
Josh Baltzell	49,583	54,677	-	104,260
David Gill	52,083	54,677	-	106,760
John Johnson	54,583	54,677	-	109,260
Michael Lewis	40,469	54,677	-	95,146
Kevin Rakin	48,750	54,677	-	103,427
Susan Washer (2)	20,052	52,282	-	72,334

(1)

Mr. Gridley was not eligible in 2018 to receive any compensation from Histogenics for his service as a director pursuant to Histogenics’ Amended and Restated Compensation Program for Non-Employee Directors because Mr. Gridley was an employee of Histogenics.

(2)	Ms. Washer was appointed to the Histogenics board of directors on April 16, 2018.

The following table sets forth information regarding outstanding option awards held by each of Histogenics’ non-employee directors as of December 31, 2018.

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DIRECTOR COMPENSATION (CONTINUED)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Garheng Kong, M.D., Ph.D.	333	—	411.60	June 24, 2025(1)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

John Baltzell	333	—	411.60	June 24, 2025(1)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

David Gill	440	—	498.00	February 1, 2025 (2)

	113	—	411.60	June 24, 2025(1)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

John Johnson	154	—	427.80	December 10, 2023 (3)

	341	—	411.60	June 24, 2025(1)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

Michael Lewis	333	—	411.60	June 24, 2025(1)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

Kevin Rakin	333	—	411.60	June 24, 2025(1)

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DIRECTOR COMPENSATION (CONTINUED)

	166	—	94.80	December 16, 2026 (1)

	416	—	103.20	June 13, 2027 (1)

	208	208	178.20	June 15, 2028 (1)

Susan Washer (5)	416	—	170.40	April 16, 2028 (4)

(1)	This option vests in twelve equal monthly installments commencing on the date of the grant.

(2)	As of December 31, 2017, this option was exercisable with respect to 8.33% of the shares after each three-month period of continuous service as a director after the date of grant.

(3)

This option vests with respect to 25% of the shares when the optionee completes each twelve-month period of continuous service after November 13, 2013. If we are subject to a change in control before the optionee’s service terminates, then the option shall vest in full.

(4)	This option vests in twelve equal quarterly installments commencing on the date of the grant.

(5)	Ms. Washer was appointed to the Histogenics board of directors on April 16, 2018.

SUMMARY OPCO 2018 DIRECTOR COMPENSATION

For the fiscal year ended December 31, 2018, OpCo did not have a formal director compensation policy in place. The following table provides summary information regarding 2018 compensation to OpCo’s non-employee directors who also serve as our directors. Dr. Musunuri is not listed in the following table since he served as an employee of OpCo during 2018 as well as a member of the OpCo board of directors, and did not receive any additional compensation as a member of the OpCo board of directors. Dr. Musunuri’s compensation as an employee of OpCo is described under “Executive Compensation” below.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	Total ($)
Martin M. Coyne (2)	—	123,535	—	123,535
Uday Kompella, Ph.D.	—	—	—	—
Frank Leo	—	—	—	—
Manish Potti	—	—	—	—
Suha Taspolatoglu, M.D.	—	—	—	—
Junge Zhang, Ph.D.	—	—	—	—

(1)

Amounts reflect the grant date fair value of stock awards granted in 2018 in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not necessarily correspond to the actual value that may be recognized by the director upon vesting of applicable awards.

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DIRECTOR COMPENSATION (CONTINUED)

(2)	Mr. Coyne resigned as a director of OpCo in June 2019.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2019 fiscal year, and to perform audit-related services. Ernst & Young LLP had audited OpCo’s financial statements since 2018. Grant Thornton LLP had served as the Company’s independent registered public accounting firm since 2012.

CHANGE IN CERTIFYING ACCOUNTANT

On September 27, 2019 the Audit Committee approved the termination the Company’s engagement with Grant Thornton LLP. The Company notified Grant Thornton LLP on October 9, 2019 that it would be dismissed as the Company’s independent registered public accounting firm effective immediately.

Grant Thornton LLP’s reports on the Company’s financial statements for the years ended 2017 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended 2017 and 2018, and the subsequent interim period through October 9, 2019, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

On September 27, 2019, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm, effective upon the dismissal of Grant Thornton LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with its independent registered public accounting firm and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by its former independent registered public accounting firm, Grant Thornton LLP, in fiscal years 2018 and 2017. Other than as set forth below, no professional services were rendered or fees billed by Grant Thornton LLP during fiscal years 2017 and 2018.

Service	2018	2017
Audit Fees	$420,548	$354,524
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	$4,900
Total	$420,548	$359,424

“Audit fees” means the fees billed or incurred by Grant Thornton LLP for professional services rendered in connection with the annual audit and quarterly review of our consolidated financial statements for the years ended December 31, 2018 and 2017, the consents issued for our registration statements, the statements included in our filings with the SEC regarding registered direct and public common stock and warrant offerings in 2018 and the use of Grant Thornton LLP’s online research tool.

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DIRECTOR COMPENSATION (CONTINUED)

“All Other Fees” consisted of amounts paid to Grant Thornton LLP for the use of its online accounting tool.

All fees described above were pre-approved by the Histogenics Audit Committee in accordance with applicable SEC requirements.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

The Histogenics Audit Committee had adopted a policy to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, its independent registered public accounting firm. The Audit Committee could pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP was engaged to provide a service. The Histogenics Audit Committee had determined that the rendering of tax-related services by Grant Thornton LLP is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP was not engaged to perform any non-audit services.

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AUDIT COMMITTEE REPORT

The Audit Committee of Histogenics reviewed and discussed with Grant Thornton LLP the audited consolidated financial statements of Histogenics for the year ended December 31, 2018. In addition, the Histogenics Audit Committee discussed with Grant Thornton LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton LLP provided to the Audit Committee of Histogenics the written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB. The Histogenics Audit Committee also discussed with Grant Thornton LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee of Histogenics recommended to the Board that the audited consolidated financial statements of Histogenics for the year ended December 31, 2018 be included in the Annual Report on Form 10-K for Histogenics for the year ended December 31, 2018 for filing with the SEC.

Submitted by the following members of the Audit Committee of Histogenics:

David Gill, Chairman

Susan Washer

Kevin Rakin

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Shankar Musunuri, Ph.D., MBA	Chief Executive Officer	55
Sanjay Subramanian	Chief Financial Officer, Chief Accounting Officer and Treasurer	43
Daniel Jorgensen, M.D., M.P.H., MBA	Chief Medical Officer	59
Rasappa Arumugham, Ph.D.	Chief Scientific Officer	68
Vijay Tammara, Ph.D.	Vice President, Regulatory & Quality	60
Kelly Beck, MBA, SPHR, SHRM-SCP, PMP	Vice President, Investor Relations & Administration and Corporate Secretary	43

Shankar Musunuri, Ph.D., MBA – For biographical information for Dr. Musunuri, see “Board of Directors – Continuing Directors.”

Sanjay Subramanian, MBA, has served as our Chief Financial Officer, Chief Accounting Officer and Treasurer since October 2019. Prior to joining us, Mr. Subramanian worked at Aralez Pharmaceuticals Inc., a specialty pharmaceutical company, where he served as Chief Financial Officer since January 2019, and prior to that as Vice President and Treasurer from October 2015. Aralez (renamed Old API Wind-Down Ltd. in February 2019) voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 2018, which became effective in May 2019. He was the Director of Treasury at Bausch Health Companies, Inc., a specialty pharmaceutical company, from 2013 to October 2015. Mr. Subramanian started his finance career in 2008 at General Motors Company where he held various positions before ending as the Treasurer of GM Korea in 2012. He obtained his MBA from MIT Sloan School of Management, a Master of Science from both MIT and The Ohio State University and a Bachelor of Technology from Indian Institute of Technology.

Daniel Jorgensen, M.D., M.P.H., MBA, has served as our Chief Medical Officer since September 2019. Dr. Jorgensen has served as the Chief Medical Officer of OpCo, our wholly-owned subsidiary, since April 2017. Prior to joining OpCo, Dr. Jorgensen worked as Chief Medical Officer at Crestovo, LLC, a clinical stage biopharmaceutical company, from April 2016 to April 2017, at Cellceutix Corporation (now Innovation Pharmaceuticals, Inc.), a clinical stage biopharmaceutical company, from January 2015 to March 2016 and at SANUWAVE Health, Inc. from May 2013 to September 2014. Dr. Jorgensen also worked at Pfizer Inc. from January 2000 to January 2010, where he served in various senior leadership positions, and at Pasteur Merieux Connaught from 1998 to 2000. Prior to joining the private sector, Dr. Jorgensen was an Epidemic Intelligence Service Officer at the Centers for Disease Control and Prevention. Dr. Jorgensen received his undergraduate degree from Yale University, his MD from the University of Wisconsin, his MPH from the University of Washington, and his MBA from Yale University.

Rasappa Arumugham, Ph.D., has served as our Chief Scientific Officer since September 2019. Dr. Arumugham has served as Vice President, Research and Development of OpCo, our wholly-owned subsidiary, since March 2017 and had served as the Chief Scientific Officer of OpCo since March 2018. Prior to joining OpCo, Dr. Arumugham worked at Soligenix, Inc., a late stage biopharmaceutical company, as Vice President, Biopharmaceutical Development from August 2014 to March 2017 and also served as the Principal Investigator. Previously, he served as the Head of Microbial Analytics at the Manufacturing Division at Merck & Co., Inc. from December 2011 to September 2013. Prior to joining

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EXECUTIVE OFFICERS (CONTINUED)

Merck, Dr. Arumugham spent 25 years in various biologics/vaccines research and development positions of increasing responsibilities at Pfizer Inc. and Wyeth. Dr. Arumugham earned his Ph.D. and MSc in Biochemistry and BSC in Chemistry from the University of Madras, India.

Vijay Tammara, Ph.D., has served as our Vice President, Regulatory & Quality since September 2019. Dr. Tammara has served as Vice President, Regulatory & Quality of OpCo, our wholly-owned subsidiary, since August 2017. Prior to joining OpCo, Dr. Tammara worked at VRT Pharma Consulting LLC, a business consulting company, as CEO and President from July 2014 to August 2017. Dr. Tammara previously served as VP Regulatory Affairs at Nuron Biotech Inc. from September 2010 to August 2013, Director of Regulatory Affairs at Merck & Co., Inc. from March 2004 to September 2010, Senior Associate Director at Wyeth Pharmaceuticals from September 2002 to March 2004, and Assistant Director at Sanofi-Synthelabo in Worldwide Regulatory Affairs from March 2000 to September 2000. Dr. Tammara received his Bachelor of Pharmacy from Kakatiya University, Master’s in Pharmacy from Nagpur University, and Ph.D. in Pharmaceutics from the University of Louisiana, Monroe, LA.

Kelly Beck, MBA, SPHR, SHRM- SCP, PMP, has served as our Vice President, Investor Relations and Administration and Corporate Secretary since September 2019. Ms. Beck has served as Vice President, Investor Relations and Administration of OpCo, our wholly-owned subsidiary, since July 2017. Prior to joining OpCo, Ms. Beck worked at hrQ, an HR executive recruiting, consulting and interim staffing company, as Vice President and Managing Director from August 2016 June to 2017. Ms. Beck has served in senior human resources and administrative leadership roles with PRA Health Sciences from February 2015 to August 2016, DrugDev (formerly CFS Clinical) from January 2011 to January 2015, Pennsylvania Bio, from August 2009 to May 2010, Tengion, Inc. from April 2005 to August 2009 and General Fiber Communications from April 2003 to April 2005. Ms. Beck obtained her MBA from Penn State University with a concentration in biotechnology and health industry management, MS in Human Resource Development from Villanova University and her BS in Business Administration with a concentration in Accounting from Millersville University. She also holds SPHR, SHRM-SCP and PMP certifications.

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EXECUTIVE COMPENSATION

INTRODUCTORY NOTE REGARDING PRESENTATION OF INFORMATION

On September 27, 2019, Histogenics completed the Merger of Merger Sub with OpCo. At the effective time of the Merger, the management of Histogenics was replaced with the management of OpCo. Accordingly, we have included compensation information with respect to Histogenics’ “named executive officers” under SEC rules for 2017 and 2018 and with respect to the executive officers of OpCo that would have been “named executive officers” of OpCo for 2018 (such executive officers are referred to as OpCo’s named executive officers).

HISTOGENICS EXECUTIVE COMPENSATION

Histogenics Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2018 and December 31, 2017, each of whom was an executive officer of Histogenics.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Adam Gridley	2018	478,065	—	186,056	—	664,121
Former President	2017	435,000	382,725	182,548	—	1,000,273
Stephen Kennedy	2018	391,875	—	74,156	—	466,031
Former Executive Vice President and Chief Operating Officer	2017	352,914(2)	240,438	138,729	—	732,081
Donald Haut, Ph.D.	2018	377,415	—	40,436	—	417,851
Former Chief Business Officer	2017	213,546	94,343	184,974	—	492,863

(1)

Represents the aggregate grant date fair value of option awards, computed in accordance with Financial Accounting Standards Board Accounting Standard Update Topic 718 (“ASC Topic 718”). See Note 11 to Histogenics’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the assumptions made by Histogenics in determining the fair value of equity awards.

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EXECUTIVE COMPENSATION (CONTINUED)

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to Histogenics’ named executive officers during the year ended December 31, 2018 consisted of the following components:

•                  Base salary;

•                  Performance-based cash bonuses; and

•                  Long-term incentive compensation in the form of stock options.

Base Salaries

For the year ended December 31, 2018, the annual base salaries for Histogenics’ named executive officers were as follows: Mr. Gridley - $478,065; Mr. Kennedy - $391,875; and Dr. Haut - $377,415. In addition to actions taken with respect to hiring new, or promoting existing, executive officers, Histogenics’ Compensation Committee approved the annual base salaries for Histogenics’ named executive officers for the fiscal year ended December 31, 2018, and approved option grants under Histogenics’ 2013 Equity Incentive Plan to certain of Histogenics’ named executive officers, as listed below in the section entitled “Histogenics Outstanding Equity Awards at 2018 Fiscal Year-End.” Histogenics’ named executive officers’ base salaries were not increased for the year ending December 31, 2019.

Performance-Based Bonuses

Pursuant to employment agreements with Messrs. Gridley and Kennedy and Dr. Haut, each named executive officer was eligible to earn an annual bonus equal to a specified percentage of his base salary (60% with respect to Mr. Gridley, 40% with respect to Mr. Kennedy and 35% with respect to Dr. Haut). The actual amount of bonus earned was determined by Histogenics’ Board based on performance and the officer’s achievement of objectives and goals determined by Histogenics’ Chief Executive Officer (or, with respect to Mr. Gridley, the Histogenics Board). No performance-based bonuses were awarded to Histogenics’ named executive officers for the year ended December 31, 2018 and no changes were made to the specified percentage of base salary potentially available as a performance-based bonus for Histogenics’ named executive officers for the year ending December 31, 2019.

Long-Term Incentive Compensation

Histogenics historically offered stock options to its employees, including its named executive officers, as the long-term incentive component of Histogenics’ compensation program. Histogenics stock options allowed its employees to purchase shares of Histogenics common stock at a price equal to the fair market value of Histogenics common stock on the date of grant. Histogenics stock options generally vested as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.

For information regarding the vesting acceleration provisions applicable to the options held by Histogenics’ named executive officers, “Histogenics Change in Control Benefits” below.

Histogenics Outstanding Equity Awards at Fiscal Year-End for 2018

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each Histogenics named executive officer as of December 31, 2018:

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EXECUTIVE COMPENSATION (CONTINUED)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (8)
Adam Gridley	3,290	— (1)	479.40	April 29, 2024
	637	— (1)	538.20	April 16, 2024
	1,661	72 (2)	597.60	February 26, 2025
	2,065	850 (3)	94.80	December 15, 2026
	1,336	1,579 (2)	103.20	February 13, 2027
	—	5,000 (2)	157.80	February 15, 2028
Stephen Kennedy	462	— (4)	427.80	December 10, 2023
	784	34 (2)	597.60	February 26, 2025
	711	121 (5)	366.60	July 29, 2025
	295	121 (2)	153.60	February 25, 2026
	572	677 (2)	103.20	February 13, 2027
	243	590 (6)	127.20	October 9, 2027
	—	1,916 (2)	157.80	February 15, 2028
Donald Haut, Ph.D.	1,218	2,031 (7)	382.20	July 1, 2025
	—	1,750 (2)	157.80	February 15, 2018

(1)	Option vests over four years of service following May 12, 2014, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(2)	Option vests over four years of service commencing on the date of the grant, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(3)	Option vests over four years of service following February 26, 2016, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(4)	Option vests over four years of service following August 19, 2013, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(5)	Option vests over four years of service following July 29, 2015, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(6)	Option vests over four years of service following October 10, 2017, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

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EXECUTIVE COMPENSATION (CONTINUED)

(7)	Option vests over four years of service following June 5, 2017, with 25% vesting upon completion of twelve months of service and in 36 equal monthly installments thereafter.

(8)	In connection with the closing of the Merger, on September 27, 2019, all outstanding and unexercised options to purchase Histogenics shares were cancelled and have no further force and effect.

Histogenics Employment Agreements and Severance Benefits

Adam Gridley

In April 2014, Histogenics entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become Histogenics’ president and chief executive officer, effective as of May 12, 2014. Under this agreement, Mr. Gridley’s base salary for 2018 was $478,065 per year. Mr. Gridley was eligible to receive an annual cash bonus with a target equal to 60% of his base salary, subject to satisfaction of objective or subjective criteria established by the Histogenics Board.

Pursuant to his letter agreement, Mr. Gridley received options to purchase up to 235,655 shares of Histogenics common stock. The shares subject to such options were to vest 25% after the first twelve months of Mr. Gridley’s continuous service, with the remainder vesting in equal monthly installments over the next three years of his continuous service. In connection with the closing of the Merger, all of Mr. Gridley’s options to purchase Histogenics shares were cancelled. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Gridley’s options, please see “Histogenics Change in Control Benefits” below.

Pursuant to a reduction in force approved by the Histogenics Board in March 2019, Mr. Gridley’s employment with Histogenics terminated effective March 22, 2019. Mr. Gridley retained his statutory titles of president, treasurer and secretary of Histogenics while he provided consulting services to Histogenics, and remained a director of Histogenics until September 27, 2019. In connection with the execution of the separation agreement entered into between the Histogenics and Mr. Gridley in connection with his termination, Mr. Gridley received (i) $478,065 and (ii) payment of monthly COBRA premiums until the earlier of 12 months, the expiration of COBRA continuation coverage and the date when Mr. Gridley is offered substantially equivalent health insurance in connection with new employment or self-employment. Mr. Gridley also received $191,200 pursuant to the Histogenics’ Amended and Restated Executive Officer Retention Bonus Plan then in effect. Histogenics and Mr. Gridley also entered into a consulting agreement pursuant to which Mr. Gridley provided consulting services to Histogenics through June 30, 2019 for an hourly fee of $250.

Stephen Kennedy

In October 2017, Stephen Kennedy was promoted to Chief Operating Officer of Histogenics. In connection with this promotion, Histogenics entered into an amended and restated employment agreement with Mr. Kennedy. Under this amended agreement, Mr. Kennedy’s base salary for 2018 was $391,875. Mr. Kennedy was eligible to receive an annual cash bonus equal to 40% of his base salary, subject to satisfaction of objective or subjective criteria established by the Histogenics Board.

Pursuant to his amended and restated employment agreement, Mr. Kennedy received an option to purchase up to 50,000 shares of Histogenics common stock, as described in more detail above under “Histogenics Outstanding Equity Awards at Fiscal Year-End for 2018.” The shares subject to the option vested 25% on October 10, 2018 with the remainder vesting in equal monthly installments over the next three years of his continuous service. In connection with the closing of the Merger, on September 27, 2019 all of Mr. Kennedy’s outstanding and unexercised options to purchase Histogenics shares were cancelled. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Kennedy’s option, please see “Histogenics Change in Control Benefits” below.

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EXECUTIVE COMPENSATION (CONTINUED)

Pursuant to a reduction in force approved by the Histogenics Board in March 2019, Mr. Kennedy’s employment with Histogenics terminated effective March 22, 2019. In connection with the execution of the separation agreement entered into between Histogenics and Mr. Kennedy, Mr. Kennedy received (i) $293,906 and payment of monthly COBRA premiums until the earlier of 12 months, the expiration of COBRA continuation coverage and the date when Mr. Kennedy is offered substantially equivalent health insurance in connection with new employment or self-employment. Mr. Kennedy also received $156,750 pursuant to the Histogenics’ Amended and Restated Executive Officer Retention Bonus Plan then in effect. Histogenics and Mr. Kennedy also entered into a consulting agreement pursuant to which Mr. Kennedy provided consulting services to Histogenics through June 30, 2019 for an hourly fee of $220.

Donald Haut, Ph.D.

In June 2017, Histogenics entered into an employment agreement with Donald Haut, Ph.D. in connection with his appointment as Histogenics’ Chief Business Officer. Under this agreement, Dr. Haut’s base salary for 2018 was $377,415. Dr. Haut was eligible to receive an annual cash bonus with a target amount equal to 35% of his base salary, subject to satisfaction of objective or subjective criteria established by the Histogenics Board.

Pursuant to his employment agreement, Dr. Haut received an option to purchase up to 195,000 shares of Histogenics common stock, as described in more detail above under “Histogenics Outstanding Equity Awards at Fiscal Year-End for 2018.” The options vested 25% after the first twelve months of Dr. Haut’s continuous service, with the remainder vesting in equal monthly installments over the next three years of his continuous service. In connection with his separation from service and pursuant to his employment agreement, Dr. Haut also received an additional nine months of vesting for all outstanding options at the time of separation. In connection with the closing of the Merger, on September 27, 2019, all of Dr. Haut’s outstanding and unexercised options to purchase Histogenics shares were cancelled. For further information regarding the vesting acceleration provisions applicable to Dr. Haut’s option, please see “Histogenics Change in Control Benefits” below.

Dr. Haut was terminated in connection with a reduction in force implemented in January 2019. On January 23, 2019, Histogenics and Dr. Haut entered into a Separation Agreement pursuant to which Dr. Haut received (i) cash payment of his monthly base salary for nine months and (ii) payment of monthly COBRA premiums until the earliest of 9 months, the expiration of COBRA continuation coverage or the date Dr. Haut is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. Dr. Haut also received $94,354 pursuant to the Histogenics’ Amended and Restated Executive Officer Retention Bonus Plan then in effect.

Histogenics Change in Control Benefits

Pursuant to the employment agreements in effect on December 31, 2018, which, as described above, were each terminated in 2019, in the event that Histogenics experienced a change in control and within twelve months after such change in control, a named executive officer was terminated by Histogenics without cause or such individual resigned for good reason, then such individual’s options would become fully vested and exercisable. For purposes of the stock option agreements, change in control meant an acquisition by any individual, entity or group of 50% or more of Histogenics’ voting stock, certain changes in the composition of the Histogenics Board, Histogenics’ merger, consolidation, liquidation, dissolution or sale of all or substantially all of Histogenics’ assets.

OPCO EXECUTIVE COMPENSATION

OpCo Summary Compensation Table

The following table sets forth information concerning the compensation of OpCo’s officers who would have been named executive officers under the SEC rules during the fiscal year ended December 31, 2018.

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EXECUTIVE COMPENSATION (CONTINUED)

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Total ($)
Shankar Musunuri	2018	420,000	—	420,000
Chief Executive Officer
Daniel Jorgensen	2018	341,250	122,238	463,488
Chief Medical Officer
Rasappa Arumugham	2018	285,500	122,238	407,738
Chief Scientific Officer

(1)	Amounts represent the grant date fair value of option awards, computed in accordance with ASC Topic 718.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

Base Salaries

Historically, OpCo has used base salaries to recognize the experience, skills, knowledge and responsibilities required of all employees, including the named executive officers. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In January 2018, the OpCo Board and Compensation Committee authorized adjustments to the executive management salaries to bring base salaries closer to the 50th percentile of market data for pre-IPO companies. In March 2018, Rasappa Arumugham was promoted to OpCo’s Chief Scientific Officer and his salary was adjusted by OpCo’s Compensation Committee accordingly.

Annual Cash Bonuses

While OpCo historically has not maintained a formal performance-based cash bonus plan, OpCo’s employment agreements with its named executive officers provide that the executive may be eligible to earn an annual performance bonus of up to a targeted percentage of the executive’s base salary. From time to time, the OpCo Board may approve annual bonuses for the named executive officers based on individual performance, company performance or as otherwise determined to be appropriate. No annual bonuses were paid in respect of the fiscal year ended December 31, 2018.

Equity Compensation

For 2018, OpCo did not have a formal policy with respect to the grant of equity incentive awards to the named executive officers, or any formal equity ownership guidelines applicable to them. However, OpCo believes that equity grants provide the named executive officers with a strong link to long-term performance, creates an ownership culture and helps to align the interests of executive officers and stockholders. In addition, OpCo believes that equity grants with a time-based vesting feature promote a focus on long-term value creation and improved executive retention because this feature incentivizes the named executive officers to remain employed during the vesting period. Accordingly, the OpCo Board periodically has reviewed the equity incentive compensation of the named executive officers and from time to time may grant equity incentive awards to them.

OpCo’s practice has been to grant stock option awards to each executive officer at the start of employment and on an annual basis for performance and retention purposes. Stock options may also be granted for accomplishments of

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EXECUTIVE COMPENSATION (CONTINUED)

specific company milestones. Stock options are awarded on the date the OpCo board of directors approves the grant. The option exercise price and grant date fair value are set based on the per-share value on the date of grant.

OPCO Outstanding Equity Awards at Fiscal Year-End for 2018

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each of OpCo’s named executive officer as of December 31, 2018 and reflect the conversion and reverse stock split that occurred in connection with the Merger.

	Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Shankar Musunuri	08/26/2015	86,262 (1)	— (1)	1.877	08/25/2025

	09/14/2017	7,191 (2)	—	7.559	09/13/2027
Daniel Jorgensen	4/17/2017	17,258 (1)	8,629 (1)	6.300	04/16/2017
	12/15/2017	2,237 (1)	4,474 (1)	7.559	12/14/2027
	08/13/2018	—	2,397 (1)	12.182	08/13/2028
	12/07/2018	—	9,588 (1)	13.517	12/06/2028
Rasappa Arumugham	03/22/2017	15,340 (1)	7,670 (1)	6.300	03/21/2027
	12/15/2017	3,196 (1)	6,391 (1)	7.559	12/14/2027
	08/13/2018	—	2,397 (1)	12.182	08/12/2028
	12/07/2018	—	9,588 (1)	13.517	12/16/2028

(1)

Each option award was granted pursuant to OpCo’s 2014 Stock Option Plan. The shares subject to each option vest in three equal installments on the corresponding day of each anniversary of the vesting commencement date.

(2)	Represents immediately exercisable options as of December 31, 2018.

OpCo Employment Agreements

OpCo had entered into employment agreements with each of its named executive officers as described below. Each of the agreements described below relates to the information appearing in the tables in this “OpCo Executive Compensation” section.

Shankar Musunuri

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EXECUTIVE COMPENSATION (CONTINUED)

Dr. Musunuri serves as OpCo’s Chief Executive Officer and Chairman of the OpCo Board pursuant to an employment agreement with OpCo dated January 1, 2018, which amended and restated previous employment agreements. In January 2018, Dr. Musunuri’s base salary was set at $420,000 per annum, which is subject to annual review and adjustment by the OpCo Board. In addition, Dr. Musunuri is eligible to receive a discretionary bonus in a target amount of 40% of his annual base salary, as determined by the OpCo Board in its sole discretion; no such bonus was paid for the year ended December 31, 2018.

Subject to his execution and nonrevocation of a release of claims in Ocugen’s favor, in the event of the termination of Dr. Musunuri’s employment by Ocugen without cause or by him for good reason, each as defined in his employment agreement, Dr. Musunuri will be entitled to a lump sum payment in an amount equal to (i) twenty-four-months of his then-current annual base salary and (ii) up to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination.

Daniel Jorgensen

Dr. Jorgensen serves as OpCo’s Chief Medical Officer pursuant to an employment agreement with Ocugen dated April 3, 2017. In January 2018, Dr. Jorgensen’s base salary was increased from $325,000 per annum to $341,250 per annum, which is subject to annual review and adjustment by OpCo’s compensation committee. In addition, Dr. Jorgensen is eligible to receive a discretionary bonus in a target amount of 30% of his annual base salary, as determined by the OpCo Board in its sole discretion; no such bonus was paid for the year ended December 31, 2018.

Subject to his execution and nonrevocation of a release of claims in Ocugen’s favor, in the event of the termination of Dr. Jorgensen’s employment by Ocugen without cause or by him for good reason, each as defined in his employment agreement, Dr. Jorgensen will be entitled to a lump sum payment in an amount equal to (i) six months of his then-current annual base salary or twelve months of his then-current annual base salary if such termination occurs within twelve months after a change in control and (ii) up to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination.

Rasappa Arumugham

Dr. Arumugham serves as OpCo’s Chief Scientific Officer pursuant to an employment agreement with Ocugen dated March 1, 2018, which amended and restated previous employment agreements. In March 2018, Dr. Arumugham’s base salary was $287,000 per annum, which was subject to annual review and adjustment by OpCo’s compensation committee. In addition, Dr. Arumugham was eligible to receive a discretionary bonus in a target amount of 30% of his annual base salary, as determined by the OpCo Board in its sole discretion; no such bonus was paid for the year ended December 31, 2018.

Subject to his execution and nonrevocation of a release of claims in Ocugen’s favor, in the event of the termination of Dr. Arumugham’s employment by Ocugen without cause or by him for good reason, each as defined in his employment agreement, Dr. Arumugham will be entitled to a lump sum payment in an amount equal to (i) six months of his then-current annual base salary or twelve months of his then-current annual base salary if such termination occurs within twelve months after a change in control and (ii) up to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. For more information regarding our related party transactions policy, see “Corporate Governance and Risk Management – Policies and Procedures for Related Person Transactions” above.

The board of directors of Histogenics had adopted the Histogenics Related Party Transaction Policy. For more information regarding Histogenics’ Related Party Transaction Policy see “Corporate Governance and Risk Management – Policies and Procedures for Related Party Transactions” above.

Described below are any transactions occurring since January 1, 2017 and any currently proposed transactions to which either we were a party and in which

•              the lesser of $120,000 or 1% of the average of the total assets at year-end for the last two completed fiscal years; and

•              a director, executive officer, holder of more than 5% of our outstanding capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation.”

All of the transactions set forth below were pursuant to the Histogenics Related Party Transaction Policy. The historical share and per share amounts set forth below do not reflect the reverse stock split that occurred in the Merger.

February 2019 Repricing and Exercise of Warrants

As described below, as part of the Private Placement, Histogenics sold and issued the 2016 Warrants. The exercise price of the 2016 Warrants was $2.25 per share. Also as described below, as part of the October 2018 Offering, Histogenics sold and issued the 2018 Warrants. The exercise price of the 2018 Warrants was $0.70 per share, subject to Histogenics’ right pursuant to Section 2(e) of the 2018 Warrants to reduce the exercise price to any amount and for any period of time deemed appropriate by Histogenics Board (the “Voluntary Adjustment Right”).

On February 8, 2019, Histogenics and certain holders of the 2016 Warrants (the “Participating 2016 Holders”) entered into a Warrant Amendment and Exercise Agreement (the “2016 Exercise Agreement”) pursuant to which Histogenics agreed to reduce the exercise price of the 2016 Warrants held by such Participating 2016 Holders from $2.25 to $0.01 per share (the “2016 Reduced Exercise Price”) in consideration for the exercise of the 2016 Warrants held by such Participating 2016 Holders in full at the 2016 Reduced Exercise Price for cash and provided a general release of claims of such Participating 2016 Holders against Histogenics with respect to the 2016 Warrants. Histogenics also agreed to modify the reference to “three (3) Trading Days” in the first sentence of Section 2(d)(i) of the 2016 Warrants held by the Participating 2016 Holders to “two (2) Trading Days.” The Participating 2016 Holders owned, in the aggregate, 2016 Warrants to purchase a total of 12,957,953 shares of Histogenics common stock. After the full exercise of the 2016 Warrants held by the Participating 2016 Holders, 2016 Warrants to purchase approximately 508,714 shares of Histogenics common stock remained outstanding.

On February 8, 2019, pursuant to the Voluntary Adjustment Right, Histogenics determined to reduce the exercise price of the 2018 Warrants from $0.70 to $0.01 per share (the “2018 Reduced Exercise Price”) through the close of business on February 8, 2019. Additionally, on February 8, 2019, Histogenics and all of the holders of the 2018 Warrants (the “Participating 2018 Holders” and, together with the Participating 2016 Holders, the “Holders”) entered into a Warrant Exercise Agreement (the “2018 Exercise Agreement”) pursuant to which in consideration for the 2018 Reduced Exercise Price, the Participating 2018 Holders agreed to exercise the 2018 Warrants held by such Participating 2018 Holders in full at the 2018 Reduced Exercise Price for cash and provided a general release of

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (CONTINUED)

claims of such Participating 2018 Holders against Histogenics with respect to the 2018 Warrants. The Participating 2018 Holders owned, in the aggregate, 2018 Warrants to purchase a total of 19,616,250 shares of Histogenics’ common stock. After the full exercise of the 2018 Warrants held by the Participating 2018 Holders, no 2018 Warrants remain outstanding.

Wilmslow Estate Limited (“Wilmslow”), which was a greater than 5% holder of Histogenics common stock and an affiliate of Michael Lewis, a former member of the Histogenics Board, exercised their outstanding 2016 Warrants and 2018 Warrants pursuant to a 2016 Exercise Agreement and 2018 Exercise Agreement, respectively. Kevin Rakin, a former member of the Histogenics Board, and certain of his affiliated trusts, exercised their outstanding 2016 Warrants and 2018 Warrants pursuant to a 2016 Exercise Agreement and 2018 Exercise Agreement, respectively.

October 2018 Public Offering

In October 2018, Histogenics closed an underwritten public offering (the “October 2018 Offering”) of 26,155,000 shares of Histogenics common stock and warrants to purchase up to 19,616,250 shares of common stock, at a combined purchase price of $0.65 per share of common stock and accompanying warrant (the “Securities”). The gross proceeds from this offering were $17.0 million, before deducting underwriting discounts and commissions, and offering expenses payable by Histogenics. The warrants were exercisable immediately upon issuance at a price of $0.70 per share of common stock and have a term of five years commencing on the date of issuance.

Wilmslow, which was a greater than 5% holder of Histogenics common stock and an affiliate of Michael Lewis, a former member of the Histogenics Board, purchased Securities in the October 2018 Offering. Kevin Rakin, a former member of the Histogenics Board, purchased Securities in the October 2018 Offering.

2016 Private Placement

In September 2016, Histogenics entered into a securities purchase agreement with certain institutional and accredited investors (the “Securities Purchase Agreement”) for the sale and issuance of 2,596,059 shares of Histogenics common stock (the “Common Shares”) and 24,158.8693 shares of Histogenics Series A Convertible Preferred Stock (the “Preferred Stock,” and such shares, the “Preferred Shares”), which Preferred Shares were convertible into an aggregate of 10,737,275 shares of Histogenics common stock, for total consideration of approximately $30,000,000 (the “Private Placement”).

H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the Private Placement. As part of the Private Placement, Histogenics provided each purchaser 100% warrant coverage based on an as-converted number of shares of Histogenics common stock issued and issuable upon conversion of the Preferred Shares plus the Common Shares and accordingly issued the investors warrants (the “Purchaser Warrants”) to purchase 13,333,334 shares of Histogenics common stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement. Histogenics also issued HCW a warrant (the “HCW Warrant” and, together with the Purchaser Warrants, the “Common Stock Warrants”) for the purchase of up to 133,333 shares of common stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement pursuant to the terms of Histogenics’ letter agreement with HCW.

The certificate of designation filed with the Secretary of State of the State of Delaware describing the rights, preference and privileges of Histogenics Series A Convertible Preferred Stock provided that, until stockholder approval was obtained, holders could not convert the Preferred Shares if such conversion would result in the purchasers under the Securities Purchase Agreement owning in the aggregate an amount of common stock issued in connection with the Private Placement in excess of 19.99% the number of shares of common stock outstanding immediately prior to the closing of the Private Placement. The Common Stock Warrants provided that until

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (CONTINUED)

stockholder approval was obtained, holders could not exercise the Common Stock Warrants. Histogenics obtained stockholder approval of the Private Placement on November 22, 2016.

Wilmslow, which was a greater than 10% holder of Histogenics common stock and an affiliate of Michael Lewis, a former member of the Histogenics Board, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the Private Placement. The Rakin Trusts, which are each affiliates of Kevin Rakin, a former member of the Histogenics Board, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the Private Placement. Split Rock Partners II, LP, which was a greater than 10% holder of Histogenics common stock, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the Private Placement.

Former Intrexon Collaboration Agreement and Obligations

In September 2014, Histogenics entered into its Exclusive Channel Collaboration (“ECC”) with Intrexon governing a “channel collaboration” arrangement. Pursuant to the ECC, Histogenics was responsible for the research and development costs incurred by Intrexon associated with the development of product candidates developed under its collaboration, the effect of which may increase the level of its overall research and development expenses. In December 2018, Histogenics and Intrexon entered into a mutual termination and release agreement (the “Mutual Termination Agreement”) pursuant to which Histogenics and Intrexon mutually agreed to terminate the ECC. Pursuant to the ECC, Histogenics was responsible for the research and development costs incurred by Intrexon associated with the development of product candidates under the ECC. As of September 30, 2018, Histogenics had accrued approximately $3.0 million of research and development expenses under the ECC (the “Accrued Expenses”). In connection with the Mutual Termination Agreement, in lieu of payment of the Accrued Expenses, Histogenics agreed and paid to Intrexon an aggregate of up to $1.5 million, with $0.375 million paid at the time of entering into the Mutual Termination Agreement and $1.125 million payable within one year following its submission of a BLA to the FDA for NeoCart. Histogenics adjusted the Accrued Expenses to reflect a $1.125 million balance as of December 31, 2018 and the related gain on extinguishment of liability of $1.5 million.

Investors’ Rights Agreement

On December 18, 2013, Histogenics entered into a second amended and restated investors’ rights agreement (“Investors’ Rights Agreement”) with the purchasers of its then-outstanding Preferred Stock (which was converted to common stock in connection with Histogenics’ initial public offering), including certain of its existing stockholders who were represented at the time by members of the Histogenics Board, including Wilmslow, Sofinnova Venture Partners VIII, L.P. and Split Rock Partners II, LP. Under the Investors’ Rights Agreement, Histogenics granted information and inspection rights which terminated upon the closing of its initial public offering. In addition, the holders of 4,479,418 shares of Histogenics common stock as of March 31, 2019, who are parties to the Investors’ Rights Agreement, are provided rights to demand registration of shares of common stock and to participate in a registration of Histogenics common stock that Histogenics may decide to do, from time to time. These registration rights survived Histogenics’ initial public offering and may be exercised until their termination on December 3, 2019, unless earlier exercised. Certain of the shares subject to the Investors’ Rights Agreement are held by affiliates of certain of Histogenics former directors and by former holders of greater than 5% of Histogenics capital stock.

Indemnification Agreements

Histogenics had entered into indemnification agreements with its former directors, executive officers and certain key employees. Under these agreements, Histogenics agreed to indemnify its directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of Histogenics’ directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provided that, to the fullest extent permitted by Delaware law, Histogenics would pay for all expenses incurred by its directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to Histogenics.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (CONTINUED)

In addition, as permitted by Section 145 of the Delaware General Corporation Law, Histogenics’ amended and restated bylaws provided that Histogenics was authorized to enter into indemnification agreements with its directors and executive officers and Histogenics was authorized to purchase directors’ and officers’ liability insurance, which Histogenics maintained to cover its directors and executive officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of October 1, 2019 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 10,013,605 shares of our common stock outstanding as of October 1, 2019. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of October 1, 2019 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Stockholders
KVM Holdings LLC (1)	1,375,704	13.7
CVI Investment, Inc. (Heights)	570,175	5.7
Entities associated with Empery Debt Opportunity Fund, LP (2)	745,614	7.4
Abdi Ibrahim Uluslararasi Ilac Yatirimlari Sanayi ve Ticaret A.S. (3)	762,748	7.6
JSC “Lancaster Group Kazakhstan” (4)	762,748	7.6
Hudson Bay Master Fund Ltd.	526,316	5.3

Named Executive Officers and Directors
Junge Zhang, Ph.D. (5)	389,414	3.8
Manish Potti (6)	221,293	2.2
Frank Leo (7)	122,077	1.2
Shankar Musunuri, Ph.D., MBA (8)	1,469,187	14.7
Ramesh Kumar, Ph.D.	—	—
Daniel Jorgensen, M.D., M.P.H., MBA (9)	20,294	*

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Rasappa Arumugham, Ph.D. (10)	19,336	*
Suha Taspolatoglu, M.D. (11)	762,748	7.6
Uday Kompella, Ph.D.(12)	1,437,635	14.3
Adam Gridley	—	—
Stephen Kennedy	—	—
Donald Haut, Ph.D.	—	—
All executive officers and directors as a group (11 persons)	4,488,965	44.7

* Less than 1%

(1)

Includes 405 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Shankar Musunuri, Ph.D., MBA is a member and officer of KVM Holdings, LLC and has voting and investment power over the shares held by KVM Holdings LLC. The address of KVM Holdings, LLC is 482 Beyers Road, Chester Springs, PA 19425.

(2)

Includes 708,333 shares held by Empery Debt Opportunity Fund, LP (“Empery Debt”), 29,825 shares of common stock held by Empery Asset Master LTD (“Empery Master”) and 7,456 shares held by Empery Tax Efficient, LP (“Empery Tax”). Empery Asset Management, LP (“EAM”) is the investment manager of Empery Debt, Empery Master and Empery Tax (collectively, the “Empery Funds”) and Empery AM GP, LLC (“Empery GP”) is the general partner of EAM. Ryan Lane and Martin Hoe are the managing members of Emery GP. Each of Messrs. Lane and Hoe, Empery GP and EAM may be deemed to have voting and dispositive power over the shares held by the Empery Funds and each of Empery GP, EAM and Messrs. Lane and Hoe disclaims any beneficial ownership of such shares. The address of each of the Empery Funds is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Excludes 18,491,223 shares issuable upon exercise of warrants held by the Empery Funds that are subject to a 4.99% ownership blocker, pursuant to which such warrants may not be exercised to the extent such exercise would cause the Empery Funds to collectively beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such warrant exercise.

(3)

Includes 19,843 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Suha Taspolatogulu, M.D., is the Chief Executive Officer of Abdi Ibrahim Uluslararasi Ilac Yatirimlari Sanayi ve Ticaret A.S (“Abdi”) and has voting and investment power over the shares held by Abdi. The address of Abdi is 7-8 Hasan Pasa Yalisi, No. 25, Kalinca, Beykoz, Istanbul, Turkey.

(4)

Includes 19,843 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Venera Barzamova is the president of JSC “Lancaster Group Kazahkstan” and has voting and investment power over the shares held by JSC “Lancaster Group Kazakhstan.” The address of JSC “Lancaster Group Kazakhstan” is 77/7 Al Farabi Avenue, Esentai Tower, 15th floor 050040 Almaty Kazakhstan.

(5)

Represents shares held by Gupiao Trust. Includes 145,473 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Dr. Zhang is the beneficiary of Gupiao Trust and

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

has voting and investment power over the shares held by Gupiao Trust. The address of Gupiao Trust is 4465 South Jones Boulevard, Las Vegas, NV 89103.

(6)

Represents shares held by Scotland Parkway LLC. Includes 97,864 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Mr. Potti is a managing member of Scotland Parkway LLC and has voting and investment power over the shares held by Scotland Parkway LLC.

(7)	Includes 14,382 shares of common stock issuable upon exercise of options exercisable within 60 days of October 1, 2019.

(8)

Includes (i) holdings of KVM Holdings LLC including (A) 1,375,299 shares and (B) 405 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019 and (ii) holdings of Dr. Musunuri including (A) 7,191 shares of common stock issuable upon exercise of warrants within 60 days of October 1, 2019 and (B) 86,292 shares of common stock issuable upon exercise of options exercisable within 60 days of October 1, 2019. Dr. Musunuri is a member and officer of KVM Holdings, LLC and has voting and investment power over the shares held by KVM Holdings LLC.

(9)	Includes 20,294 shares of common stock issuable upon exercise of options exercisable within 60 days of October 1, 2019.

(10)	Includes 19,336 shares of common stock issuable upon exercise of options exercisable within 60 days of October 1, 2019.

(11)

Represents shares held by Abdi. Includes 19,843 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019. Dr. Taspolatoglu is the Chief Executive Officer of Abdi and has voting and investment power over the shares held by Abdi.

(12)

Includes 479,416 shares beneficially owned by Uday Kompella through Kompella LLC, 354 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 1, 2019 and 7,191 shares of common stock issuable upon exercise of options exercisable within 60 days of October 1, 2019. Uday Kompella’s address is 11614 E. Lake Place, Englewood, Colorado 80111.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Company’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2018 fiscal year.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement | 38

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2022

At the Annual Meeting, our stockholders will vote on the election of two Class II director nominees named in this Proxy Statement as directors, each to serve until our 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Uday B. Kompella, Ph.D. and Manish Potti for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF UDAY B. KOMPELLA AND MANISH POTTI.

ITEM 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee of the Board has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2019 fiscal year, and to perform audit-related services. Grant Thornton LLP had served as the Company’s independent registered public accounting firm since 2012. On September 27, 2019, the Audit Committee approved the termination of the Company’s engagement with Grant Thornton LLP. The Company notified Grant Thornton LLP on October 9, 2019 that it would be dismissed as the Company’s independent registered public accounting firm effective immediately. The decision to change independent registered accounting firms was approved by the Audit committee.

Grant Thornton LLP’s reports on the Company’s financial statements for the years ended 2017 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended 2017 and 2018, and the subsequent interim period through September 27, 2019, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, and the related instructions thereto, with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

On September 27, 2019, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm, effective upon the dismissal of Grant Thornton LLP. During the Company’s fiscal years ended 2017 and 2018, and the subsequent interim period through September 27, 2019, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

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ITEMS TO BE VOTED ON (continued)

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

ITEM 3: APPROVAL OF OUR 2019 EQUITY INCENTIVE PLAN

Overview

On October 4, 2019, our Compensation Committee recommended that our Board approve the Ocugen, Inc. 2019 Plan. On November 8, 2019, our Board approved the 2019 Plan, subject to stockholder approval, and directed that the 2019 Plan be submitted to our stockholders for their approval. The 2019 Plan, if approved by stockholders, will replace the current Histogenics Corporation 2013 Equity Incentive Plan, as amended (the “2013 Plan”).

Our principal reason for implementing the 2019 Plan is to obtain stockholder approval of additional shares for future compensatory equity issuances.  If the 2019 Plan is approved by stockholders, 2,000,000 shares of Company common stock, plus any shares reserved under the 2013 Plan that are not issued or subject to outstanding awards and shares subject to 2013 Plan awards that expire, are forfeited, cancelled, terminated or settled in cash after the 2019 Plan is effective, will be available for issuance under the 2019 Plan.  Additionally, if the 2019 Plan is approved by stockholders, as of the first business day of each fiscal year commencing on January 1, 2020, the aggregate number of shares of Company common stock that may be issued under the 2019 Plan shall automatically increase by a number equal to the lesser of 4.0% of the total number of shares of Company common stock outstanding on December 31 of the prior year, or a number of shares of Company common stock determined by the Board.

If the 2019 Plan is approved by stockholders, no additional awards will be made pursuant to the Histogenics Corporation 2013 Equity Incentive Plan (the “2013 Plan”).  If this proposal is not approved by our stockholders, the 2019 Plan will not become effective and the 2013 Plan will remain in effect in accordance with its present terms.

The 2019 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, and other share-based awards, for the purposes of providing officers, employees, consultants, advisors, and directors of our Company and affiliates with incentives and rewards for performance.

We believe our future success depends in part on our ability to attract, motivate, and retain high-quality officers, employees, consultants, advisors, and directors, and that the ability to provide equity-based awards under the 2019 Plan is critical to achieving this success.  If the 2019 Plan is not approved, it may jeopardize the Compensation Committee’s ability to achieve these objectives.  The use of equity as part of our compensation program is also important to our continued success because equity compensation aligns the interests of our officers, employees, directors and other grantees with the interests of our stockholders and promotes a focus on long-term value creation.

Summary of Material Features of the 2019 Plan

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ITEMS TO BE VOTED ON (continued)

The following is a summary of the material features of the 2019 Plan, which is qualified in its entirety by reference to the actual text of the 2019 Plan (attached hereto as Appendix A).

Eligibility. The 2019 Plan provides for the grant of equity awards to officers, employees, consultants, advisors and directors of the Company and our affiliates selected from time to time by our Compensation Committee.  The Compensation Committee will determine in its sole and absolute discretion the specific individuals eligible to participate in the 2019 Plan.  As of October 1, 2019, we had 6 officers, 14 employees, 9 consultants and advisors, and 6 directors (not including employee directors, who are included in the number of employees).

Awards.  Awards under the 2019 Plan may take the form of stock options, SARs, restricted stock awards, RSUs, performance awards and other share-based awards, or any combination of the foregoing (each, an “award” and collectively, “awards”).

Shares Available.  Subject to the adjustment provisions discussed below under “Adjustments,” the total number of shares that may be issued under the 2019 Plan is 2,000,000, plus the number of shares reserved for issuance under the 2013 Plan that have not been granted or reserved for issuance under an outstanding award (approximately 58,518 shares as of November 5, 2019).  Additionally, as of the first business day of each fiscal year commencing on January 1, 2020, the aggregate number of shares that may be issued under the 2019 Plan shall automatically increase by a number equal to the lesser of 4.0% of the total number of shares of Company common stock outstanding on December 31 of the prior year, or a number of shares of Company common stock determined by the Board. 2,000,000 shares, plus shares that are added to 2019 Plan annually, may be issued as incentive stock options.

Upon the approval of the 2019 Plan by stockholders, no further awards will be granted under the 2013 Plan.  Shares subject to awards (including 2013 Plan awards) that expire, are forfeited, cancelled, are otherwise terminated or are settled in cash shall be available for grant under the 2019 Plan.  As of November 5 2019, there were no shares subject to stock options or unvested stock awards outstanding under the 2013 Plan.

Plan Administration.  Our Compensation Committee will administer the 2019 Plan.  The Compensation Committee will be authorized to grant awards under the 2019 Plan, to interpret the provisions of the 2019 Plan and to prescribe, amend and rescind rules relating to the 2019 Plan or any award thereunder.  Subject to applicable state law and limits set by the Compensation Committee, the Compensation Committee may delegate to one or more officers of the Company (who need not be directors) the authority to grant 2019 Plan awards to participants who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

Stock Options.  The 2019 Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements.  The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant.  Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee.  In general, the per share exercise price for options must be at least equal to 100% of the fair market value of the underlying shares on the date of the grant, unless the option is intended to be compliant with the requirements of Section 409A of the Code.

Stock Appreciation Rights.  The 2019 Plan permits the granting of SARs. The Compensation Committee will determine any vesting schedules and the terms and conditions of each grant, provided, however, the term of a SAR shall not exceed ten years. Upon the exercise of a SAR, the recipient is entitled to receive from the Company an amount in cash or shares with a fair market value equal to the appreciation in the value of the shares subject to the SAR over a specified reference price.  The reference price per share of any SAR will not be less than 100% of the fair market value per share of Company common stock on the date of the grant of the SAR, unless the SAR is intended to be compliant with the requirements of Section 409A of the Code.

Restricted Stock.  The Compensation Committee may award restricted stock under the 2019 Plan.  Restricted stock gives a participant the right to receive stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service and/or other criteria as the Compensation Committee may determine.  Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock, but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares (but see below, under the heading “No Current Dividends on Unvested

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ITEMS TO BE VOTED ON (continued)

Awards” with respect to the treatment of dividends while the shares remain unvested). During the period in which shares are restricted, the restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant will forfeit the restricted stock to the extent the applicable vesting requirements have not by then been met.

Restricted Stock Units.  The 2019 Plan provides that the Compensation Committee may grant RSUs, which represent the right to receive the fair market value of shares following the satisfaction of specified conditions.  The Compensation Committee will determine any vesting schedules and the other terms of each grant of RSUs.  RSUs may be settled in cash or shares. A participant will not have the rights of a stockholder with respect to the shares subject to an RSU award prior to the actual issuance of those shares.

Performance Awards.  The 2019 Plan provides that the Compensation Committee may grant awards that are contingent upon the achievement of specified performance criteria (“Performance Awards”).  Such awards may be payable in cash, shares or other property.  The Compensation Committee will determine the terms of Performance Awards, including the performance criteria, length of the applicable performance period, and the time and form of payment.

Other Share-Based Awards.  The 2019 Plan provides that the Compensation Committee may grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares.  All the terms of such other share-based awards will be determined by the Compensation Committee.

No Current Dividends on Unvested Awards.  Cash dividends or dividend equivalents payable with respect to 2019 Plan awards will be subject to the same vesting terms as the related award.  Cash dividends or dividend equivalents will not be payable or provided with respect to unexercised stock options or SARs.

Adjustments.  In the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event affecting the Company’s common stock, the 2019 Plan provides that Compensation Committee will make equitable adjustments to (i)  the number and type of shares available for future awards, (ii) the number and type of shares subject to outstanding awards, (iii) the grant or exercise price with respect to any award, and (iv) any performance-criteria expressed on a per share basis.

Transferability of Awards.  Generally, awards may be transferred only by will or the laws of intestacy. The Compensation Committee, however, may allow for the assignment or transfer of an award (other than incentive stock options and restricted stock awards) to a participant’s spouse, children and/or trusts, partnerships, or limited liability companies established for the benefit of the participant’s spouse and/or children, subject in each case to certain conditions on assignment or transfer.

Termination and Amendment.  The 2019 Plan will terminate ten years from the date of its approval by stockholders. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms.  The Compensation Committee may amend the 2019 Plan at any time but cannot, without the approval of stockholders, increase the number of shares that may be issued under the 2019 Plan or make any other change to the 2019 Plan that would require stockholder approval under applicable law or stock exchange rules.

Treatment of Awards Upon a Change in Control.  Upon or immediately prior to a “change in control” of the Company (as the term is defined in the 2019 Plan), the Compensation Committee may, in its sole and absolute discretion and without the need for consent of the participant, vest, cancel, adjust, modify or exchange an award in such manner as the Compensation Committee deems appropriate. In addition, with respect to performance-based awards, the Compensation Committee may: (i) accelerate the end of the performance period and settle awards based on actual performance through that date (with or without adjustment of performance goals to reflect the abbreviated performance period), (ii) accelerate the end of the performance period and settle awards at target (with or without pro-ration to reflect the abbreviated performance period), and/or (iii) adjust performance goals to equitably reflect the change in control.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement | 42

ITEMS TO BE VOTED ON (continued)

Treatment of Options/SARs Upon Termination of Employment.  Unless otherwise determined by the Compensation Committee, an option or SAR granted under the 2019 Plan will generally remain exercisable following termination of service, to the same extent it was exercisable immediately before such termination, for the lesser of (i) three months (or twelve in the case of death or disability), or (ii) the period remaining until the original expiration date of such option or SAR.

Tax Withholding.  We may withhold amounts from participants to satisfy withholding tax requirements arising in connection with 2019 Plan awards.  Unless otherwise determined by the Compensation Committee, these tax withholding requirements may be satisfied by the withholding of shares subject to the awards.

Clawback.  The Compensation Committee may provide in an award agreement that an award will be cancelled if the grantee violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion.  The Compensation Committee may also provide in an award agreement that if the participant engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award and/or must repay the gain to the Company.  Finally, the acceptance of a 2019 Plan award will constitute an acknowledgement by the grantee that such award will be subject to any clawback policy adopted by the Company or its affiliates from time to time.

Federal Income Tax Consequences Relating to Awards Under the 2019 Plan

Certain Federal Income Tax Consequences of the 2019 Plan.  The following is a brief summary of the principal federal income tax consequences of awards under the 2019 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Option.  A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant nor within one year from the date of exercise of that incentive stock option), then the participant will be taxed only upon the sale of such shares, and any gain then realized will be taxable as long term capital gain.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction for the Company.

Nonqualified Stock Option.  If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Stock Appreciation Right.  No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received or the fair market value on the date of issuance of any shares received upon the exercise of a SAR. The Company will then generally be entitled to a congruent and contemporaneous tax deduction.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement | 43

ITEMS TO BE VOTED ON (continued)

Restricted Stock.  Except as described in the following paragraph, a grant of restricted stock does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

A participant may elect to recognize taxable ordinary income at the time restricted stock is awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the IRS and the Company within 30 days following the date of grant and must be filed with the federal income tax return for the taxable year in which such award occurs. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Restricted Stock Units.  If a participant is granted a RSU, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a RSU, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Other Awards.  The payment of cash or the issuance of unrestricted shares in settlement of any other 2019 Plan award will generally give rise to ordinary income, at the time of payment or issuance, equal to the amount of cash paid or the value of the shares issued.  The Company will generally be entitled to a congruent and contemporaneous deduction. Any subsequent appreciation in the value of any shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

Code Section 162(m).  Section 162(m) of the Code limits a public company’s federal income tax deductions to $1,000,000 per year for compensation paid to certain executive officers (generally, the officers who appear as “named executive officers” in the summary compensation table in the issuer’s proxy statement).  Our ability to claim otherwise available tax deductions for 2019 Plan awards may be limited by this law.

Excess Parachute Payments.  The acceleration of the vesting or payment of 2019 Plan awards in connection with a change in control, when considered together with other transaction related payments, may cause part or all of the consideration involved to be treated as “excess parachute payments” under Section 280G the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Stock Price Information

As of November 5, 2019, the closing price per share of Company’s common stock was $1.45.

2019 Incentive Plan Benefits

If the 2019 Plan is approved by stockholders, awards under the 2019 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2019 Plan or the terms of any such benefits.  For information with respect to equity awards granted to our named executive officers and non-employee directors during the 2018 fiscal year, please see above under the headings “Director Compensation,” “Executive Compensation – Histogenics Outstanding Equity Awards at Fiscal Year-End for 2018” and “Executive Compensation – OpCo Outstanding Equity Awards at Fiscal Year-End for 2018.”

Required Vote and Recommendation of the Board of Directors for Item 3

The affirmative vote of a majority of votes cast is required to approve the 2019 Plan. Abstentions and broker non-votes will have the effect of a vote against this proposal.

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ITEMS TO BE VOTED ON (continued)

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2019 PLAN

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OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2020 Annual Meeting of Stockholders, Stockholders interested in submitting a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in our proxy materials, stockholder director nominations or proposals must be received at our principal executive offices no later than the close of business on July 11, 2020, which is the 120th day prior to the first anniversary we released this Proxy Statement to our stockholders for the 2019 Annual Meeting. To be included in our proxy materials, your director nomination or proposal must also comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act. If we change the date of the 2020 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder nominations or proposals must be received a reasonable time before we begin to make available the proxy materials for the 2020 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Such proposals should be sent to Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355 Attention: Corporate Secretary.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than August 25, 2020, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2019 Annual Meeting, and no later than September 24, 2020, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2019 Annual Meeting. However, if we change the date of our 2020 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2020 Annual Meeting of Stockholders and (b) the 10th day following the day we first publicly announce the date of our 2020 Annual Meeting of Stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2019 annual meeting of stockholders. Such nominations or proposals should be sent to Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355 Attention: Corporate Secretary.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement | 46

ITEMS TO BE VOTED ON (continued)

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K describing the former business of Histogenics Corporation for the fiscal year ended December 31, 2018, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. Our proxy statement for our 2019 annual meeting of Stockholders and, in compliance with securities rules, the 2018 annual report to stockholders on Form 10-K describing the former business of Histogenics Corporation for the year ended December 31, 2018 (together, the “Proxy Materials”) were mailed on November 8, 2019. The Proxy Materials are available on the internet at www.Ocugen.com and in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to Vice President, Investor Relations and Administration, Ocugen, Inc., 5 Great Valley Parkway, Suite 160, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement | 47

APPENDIX A

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OCUGEN, INC.
2019 EQUITY INCENTIVE PLAN

OCUGEN, INC., a Delaware corporation (the “Company”), has adopted this Ocugen, Inc. 2019 Equity Incentive Plan (the “Plan”) effective as of November 8, 2019 (the “Effective Date”).

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success and/or by providing the opportunity to earn performance incentive awards, the achievement of which would increase stockholder value.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1
PURPOSE OF THE PLAN

Section 1.1.                    Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve short-term and long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.

ARTICLE 2
DEFINITIONS

Section 2.1.                    “2013 Plan” means the Histogenics Corporation 2013 Equity Incentive Plan, as amended.

Section 2.2.                    “Affiliate” means any entity in an unbroken chain of entities beginning with the Company if, at the time of the grant of an Award, each of the entities other than the last entity in the unbroken chain owns stock (or beneficial ownership for non-corporate entities) possessing 50 percent or more of the total combined voting power of all classes of stock (or beneficial ownership for non-corporate entities) in one of the other entities in such chain.

Section 2.3.                    “Award” means a grant of cash, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Share-Based

Awards, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

Section 2.4.                    “Award Agreement” shall mean any written agreement between a Participant and the Company governing the grant of an Award under this Plan.

Section 2.5.                    “Board” shall mean the Board of Directors of the Company.

Section 2.6.                    “Change in Control” shall mean:

(1)                              any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(2)                              the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3)                              the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(4)                              individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

Section 2.7.                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 2.8.                    “Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is a “Non-Employee Director”

within the meaning of Rule 16b-3 of the Exchange Act.  Notwithstanding the foregoing, the Committee, in accordance with applicable state law, may appoint to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, in that case and with respect to the issuance of such Awards, any reference herein to “the Committee” will also mean the officer or officers so appointed.

Section 2.9.                    “Company” has the meaning set forth in the introductory paragraph of the Plan.

Section 2.10.            “Director” shall mean any member of the Board.

Section 2.11.            “Effective Date” has the meaning set forth in the introductory paragraph of the Plan.

Section 2.12.            “Employee” shall mean any employee of the Company or any Affiliate.  Solely for purposes of the Plan, an Employee shall also mean any officer of the Company or any Affiliate, as well as any consultant or advisor who provides services to the Company or any Affiliate.

Section 2.13.            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 2.14.            “Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market on which the Shares are traded, or, if such date is not a trading day, the closing price for the most recently preceding trading day.  If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion.  Notwithstanding the foregoing, the Fair Market Value of Shares shall be determined in accordance with Code Section 409A, to the extent necessary for an Award to comply with or be exempt from Code Section 409A.

Section 2.15.            “Incentive Stock Options” shall mean Options that qualify as such under Code Section 422.

Section 2.16.            “Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

Section 2.17.            “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

Section 2.18.            “Optionee” shall mean any individual granted an Option under this Plan.

Section 2.19.            “Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Section 9.2.

Section 2.20.            “Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.

Section 2.21.            “Permitted Assignee” shall mean any family member to whom an Option or Stock Appreciation Right is transferred pursuant to Section 11.2.

Section 2.22.            “Performance Award” shall mean the right granted to a Participant pursuant to Section 9.1.

Section 2.23.            “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

Section 2.24.            “Plan” has the meaning set forth in the introductory paragraph of the Plan.

Section 2.25.            “Restricted Stock” shall mean Shares granted to a Participant pursuant to Article 7.

Section 2.26.            “Restricted Stock Unit” shall mean the right, granted to a Participant pursuant to Article 8, to receive the Fair Market Value of one Share following the satisfaction of specified conditions.

Section 2.27.            “Shares” shall mean the shares of common stock of the Company.

Section 2.28.            “Stock Appreciation Right” shall mean the right, granted to a Participant pursuant to Article 6, to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.

ARTICLE 3
SHARES SUBJECT TO AWARDS; LIMITATIONS

Section 3.1.                    Number of Shares.  Subject to the adjustment provisions of Section 11.6, the aggregate number of Shares issued under the Plan shall not exceed the sum of (i) 2,000,000 Shares, (ii) the number of Shares reserved under the 2013 Plan that are not issued or subject to outstanding awards under the 2013 Plan on the Effective Date, (iii) any Shares subject to outstanding options under the 2013 Plan on the Effective Date that subsequently expire or lapse unexercised and Shares issued pursuant to awards granted under the 2013 Plans that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company and (iv) the additional Shares described in Sections 3.2 and 3.3.  Upon the Effective Date of this Plan, no new awards will be granted under the 2013 Plan (but awards then outstanding will remain enforceable in accordance with their terms).  No Awards with respect to fractional Shares shall be granted and no fractional shares shall be issued under the Plan.  Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

Section 3.2.                    Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2020, the aggregate number of Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (i) 4.0% of the total number of Common Shares outstanding on December 31 of the prior year and (ii) a number of Shares determined by the Board.

Section 3.3.                    Share Recycling.  To the extent that Options, Stock Appreciation Rights, Restricted Stock Units, Performance Awards or Other Share-Based Awards granted under this Plan are forfeited or expire for any reason before being exercised or settled in full, the Shares subject to such Options, Stock Appreciation Rights, Restricted Stock Units Performance Awards or Other Share-Based Awards shall again become available for issuance under the Plan. If Stock Appreciation Rights are exercised, then only the number of Shares (if any) actually issued to the Participant in settlement of such Stock Appreciation Rights shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Stock Units, Performance Awards or Other Share-Based Awards are settled, then only the number of Shares (if any) actually issued to the Participant in settlement of such Restricted Stock Units, Performance Awards or Other Share-Based Awards shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. Shares applied to pay the exercise price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

Section 3.4.                    Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

ARTICLE 4
ELIGIBILITY AND ADMINISTRATION

Section 4.1.                    Awards to Employees and Directors.  The Committee shall, in its complete and absolute discretion, select those officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan.  The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year.  The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.

Section 4.2.                    Administration.  The Plan shall be administered by the Committee.  Any Award granted to a member of the Committee shall be contingent upon Board ratification or approval of such Awards.  The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan.  The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members.  The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change in control” of the Company and to amend or modify existing Awards.  The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 4.3.                    Delegation.  The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee.  The Committee may also delegate to one or more officers of the Company (who need not be Directors) the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares and fixed the total amount of cash that may be distributed pursuant to such delegation.  Any such delegation shall be subject to the applicable corporate laws of the State of Delaware.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5
OPTIONS

Section 5.1.                    Grant of Options.  The Committee shall determine, within the limitations of the Plan generally, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options.

Section 5.2.                    Terms and Conditions.  All Options granted under this Plan shall be subject to the following terms and conditions:

(1)                              All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;

(2)                              The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless such Option is intended to be compliant with the requirements of Section 409A of the Code;

(3)                              The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and

(4)                              All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.

Section 5.3.                    General Provisions.  The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time.  To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

Section 5.4.                    Incentive Stock Options.  No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company.  For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code.  Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall, in addition to being subject to the conditions under Section 5.2, be subject to the following terms and conditions:

(1)                              The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;

(2)                              The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;

(3)                              To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;

(4)                              Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, Incentive Stock Options may be granted under the Plan with respect to all the Shares authorized for issuance under the first sentence of Section 3.1; and

(5)                              The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.

ARTICLE 6
STOCK APPRECIATION RIGHTS

Section 6.1.                    Grant and Exercise.  The Committee may grant Stock Appreciation Rights to any Participant pursuant to this Article 6.

Section 6.2.                    Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

(1)                              The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless such Stock Appreciation Right is intended to be compliant with the requirements of Section 409A of the Code;

(2)                              All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted;

(3)                              The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised; and

(4)                              Unless otherwise provided in the applicable Award Agreement, the Committee will determine whether payment in respect of any Stock Appreciation Right shall be made in cash or in whole Shares.

ARTICLE 7
RESTRICTED STOCK AWARDS

Section 7.1.                    Restricted Stock Awards.  The Committee may grant to any Participant a Restricted Stock Award pursuant to this Article 7.  Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.

Section 7.2.                    Terms of Restricted Stock Awards.  The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.  The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

Section 7.3.                    Issuance of Restricted Stock.  As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant.  Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates, if any, representing such Restricted Stock shall be held in custody by the Company or its designee.

Section 7.4.                    Shareholder Rights.  Beginning on the date of grant of the Restricted Stock Award, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3.

Section 7.5.                    Restriction on Transferability.  None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

Section 7.6.                    Release of Restrictions.  As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Stock Award lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.

Section 7.7.                    Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.  All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement.  The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

ARTICLE 8
RESTRICTED STOCK UNITS

Section 8.1.                    Restricted Stock Units.  The Committee may grant Restricted Stock Units to any Participant pursuant to this Article 8.  Restricted Stock Units shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the vesting and payment terms of such Award and whether dividend equivalents will be payable in connection with such Award.  Settlement of Restricted Stock Units may be made in Shares or cash. A Participant will not have the rights of a stockholder with respect to the Share subject to a Restricted Stock Unit prior to the actual issuance of such Share.

ARTICLE 9
OTHER AWARDS

Section 9.1.                    Performance Awards.  The Committee may grant Performance Awards to any Participant.  Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the performance criteria relevant to the Award, the length of the applicable Performance Period, whether the Performance Award will be settled in cash, Shares, other property (or any combination thereof) and the time(s) for payment of any amount(s) earned.

Section 9.2.                    Other Share-Based Awards.  The Committee is authorized to grant to any Participant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate, stock equivalent units, and Awards valued by reference to book value of Shares.  Other Share-Based Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

ARTICLE 10
CHANGE IN CONTROL PROVISIONS

Section 10.1.            Impact of Change in Control.  Notwithstanding anything to the contrary set forth in the Plan (other than Section 10.3, below), upon or immediately prior to a Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or Stock Appreciation Rights in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any

Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value of the subject Shares on the date of the Change in Control; or (vii) otherwise vest, cancel, adjust, modify or exchange an Award in such manner as the Committee deems appropriate in connection with that Change in Control.  In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (A) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (B) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 10.2.   Additional Provisions for Performance-Based Awards.  In addition to the actions described above in Section 10.1, upon or immediately prior to a Change in Control, the Committee may choose to take any of the following actions with respect to any Award subject to performance criteria: (i) accelerate the end of the applicable Performance Period and settle the Award based on actual performance through that date (with or without adjustment of the relevant performance goals to reflect the abbreviated Performance Period), (ii) accelerate the end of the applicable Performance Period and settle the Award at the target level of performance (with or without pro-ration of the payout based on the portion of the Performance Period that has transpired prior to that date), or (iii) adjust the performance goals to equitably reflect the effects of the Change in Control on the Company or its successor.

Section 10.3.   Limitation on Discretion.  The Committee’s discretion under this Article will not apply to an Award to the extent that the exercise of such discretion would subject the Award to an additional tax under Section 409A(a)(1) of the Code.

ARTICLE 11
GENERALLY APPLICABLE PROVISIONS

Section 11.1.   Exercise of Options/Stock Appreciation Rights.  Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option.  Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchased upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iii) through any other method mentioned in an Award Agreement, or (iv) with the consent of the Committee, any combination of (i), (ii), or (iii).  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share.  The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised.  Except as provided in Section 11.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

Section 11.2.   Non-Transferability.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, and (y) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.

Section 11.3.   Termination of Employment.  Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate (as applicable) of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate (as applicable) of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or total disability, as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 11.4.   Death.  In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate (as applicable) or while serving as a Director, advisor or consultant of the Company or any Affiliate (as applicable), as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

Section 11.5.   Disability.  In the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate (as applicable) of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate (as applicable) due to total disability, the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the date of termination or separation, at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms; provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.  The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

Section 11.6.   Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, and (iv) any performance criteria expressed in whole or in part on a per Share basis; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.  With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code

(unless otherwise agreed by the Committee and the holder of such Award).  Any adjustments made by the Committee shall be binding on all Participants.

Section 11.7.   Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that, in any case, the Compensation Committee may not amend the Plan without the approval of the Company’s stockholders to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.6).  Except as otherwise provided in the Plan, no amendment, alteration or discontinuation will be made which would materially impair the rights of a Participant with respect to an Award without that Participant’s consent.

Section 11.8.   No Dividends Paid Currently on Unvested Awards.  Dividends and dividend equivalents payable with respect to an Award, whether payable in cash, Shares or other property, will be subject to the same vesting terms as that Award.

ARTICLE 12
MISCELLANEOUS

Section 12.1.   Tax Withholding.  The Company or any Affiliate shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant, vesting, exercise or settlement of any Award or any other event occurring pursuant to this Plan.  The Company or any Affiliate shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes.  If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  Unless the Committee determines otherwise, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.

Section 12.2.   Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

Section 12.3.   Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any Participant or other person.  To the extent any Participant holds any rights by virtue of any Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate.

Section 12.4.   Legend.  Any certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates, if any, to make appropriate reference to such restrictions.

Section 12.5.   Listing and Other Conditions.

(1)        As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system.  The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed.

(2)        If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(3)        Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(4)        A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

Section 12.6.   Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine.  In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the liquidation or upon the filing of a certificate of dissolution at the time and in the manner contemplated.  To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action.  To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

Section 12.7.   Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

Section 12.8.   Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

Section 12.9.   Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors.  Awards may be granted under the Plan at any time and from time to time after the Effective Date and on or prior to November 8, 2029, the tenth anniversary of the Effective Date, on which date the Plan will expire, except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have otherwise expired.

Section 12.10. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the directors of the applicable Affiliate.

Section 12.11. Captions; Construction.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.  References in this Plan to Articles, Sections or Exhibits shall mean Articles, Sections or Exhibits of this Plan, unless otherwise indicated.  The term “including” as used in this Plan and any Exhibit shall be deemed followed by the words “without limitation.”

Section 12.12. Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

Section 12.13. Governing Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.

Section 12.14. Code Section 409A.  All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A (including in a manner that would keep any Awards exempt from Code Section 409A, if intended to be so exempt) and the regulations and other guidance promulgated thereunder.  Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other law.

Section 12.15. Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.

Section 12.16. Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.

Section 12.17. Clawback.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.  The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company.  Additionally, by acceptance of any Award hereunder, a Participant acknowledges that such Award will be subject to any clawback policy (or policies) adopted by the Company (or its Affiliates) from time to time.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/17/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. OCUGEN, INC. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/17/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the listed nominees: nominee(s) on the line below. 0 0 0 1. Election of two (2) Class II Directors for a Three-Year Term Expiring in 2022. Nominees 01 Uday B. Kompella, Ph.D. 02 Manish Potti The Board of Directors recommends you vote FOR proposals 2 and 3. 2Company proposal to ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019. 3Company proposal to approve the adoption of the 2019 Equity Incentive Plan. For 0 0 Against 0 0 Abstain 0 0 NOTE: At their discretion, the proxies are authorized to vote on any other business brought before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000431603_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 10K Wrap are available at www.proxyvote.com OCUGEN, INC. Annual Meeting of Stockholders December 18, 2019 8:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint Shankar Musunuri and Sanjay Subramanian, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OCUGEN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM EST on December 18, 2019, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, Berwyn, PA 19312, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000431603_2 R1.0.1.18